ADDENDUM TO CONTRACT BETWEEN Arrived Holdings, Inc, Buyer And Melody Homes, Inc., a Delaware Corporation, Seller

Date: 1/11/2024
Agreement of Sale Dated: 01/11/2024

Community:
Section/Phase:
Plan/Elevation Name: HOLCOMBE
Loan Type:

Lot/Block/Filing:24/ 4
Lot Address:

Lot Swing: L - **Job:**
Plan/Elevation/Series:
Stage of Home:

Change Order	Plan/Elevation Changes:	
0	**X427/H - HOLCOMBE** **Orig**	**$470,990.00**
0	**Swing Left** **Orig**	

Change Order	Option Changes:		Qty.	Unit Price	Ext. Price	
0	00002002 Orig	**CRAWL FOUNDATION** **Color:** **Location:** **Notes:**	1.0000	$ 0.00	$ 0.00	P
0	00007000 Orig	**FIRST FLOOR 9' WALLS** **Color:** **Location:** **Notes:**	1.0000	$ 0.00	$ 0.00	P
0	05030040 Orig	**FRONT DOOR - CRAFTSMAN STYLE 8' W/ LITE OVER 2 PANELS** **Color:** **Location:** **Notes:**	1.0000	$ 0.00	$ 0.00	P
0	13015001 Orig	**KITCHEN FAUCET UPGRADES-LEVEL 1** MOEN SLEEK SPOT RESISTANT STAINLESS M7864SRS **Color:** **Location:** **Notes:**	1.0000	$ 0.00	$ 0.00	P
0	14005001 Orig	**AIR CONDITIONER PER PLAN** **Color:** **Location:** **Notes:**	1.0000	$ 0.00	$ 0.00	P
0	14100001 Orig	**RADON - ACTIVE RADON SYSTEM** **Color:** **Location:** **Notes:**	1.0000	$ 0.00	$ 0.00	
0	18011001 Orig	**KITCHEN TOPS-GRANITE-LEVEL 1** **Color:** VALLE NEVADO **Location:** **Notes:**	1.0000	$ 0.00	$ 0.00	P
0	18031001 Orig	**BATH 1 - TOPS-QUARTZ LEVEL 1** **Color:** FROST WHITE **Location:** **Notes:**	1.0000	$1,035.00	$1,035.00	P
0	18032001 Orig	**BATH 2 TOPS-QUARTZ LEVEL 1** **Color:** FROST WHITE **Location:** **Notes:**	1.0000	$1,005.00	$1,005.00	P
0	18050001 Orig	**KITCHEN BACKSPLASH LEVEL 1** **Color:** 0709 MATTE ARCTIC WHITE 3X6 **Location:** **Notes:**	1.0000	$ 0.00	$ 0.00	P
0	19100001 Orig	**INTERIOR TRIM-WINDOW STOOL ANDAPRON** **Color:** **Location:** **Notes:**	1.0000	$1,100.00	$1,100.00	P
0	20013001 Orig	**PAINT-INTERIOR WALLS COLOR CHANGE AND WHITE CEILINGS** **Color:** ANEW GRAY **Location:** **Notes:**	1.0000	$1,500.00	$1,500.00	P
0	21000001 Orig	**LAUNDRY SHELF** **Color:** **Location:** **Notes:**	1.0000	$ 120.00	$ 120.00	P
0	22020002 Orig	**LIGHTING PACKAGE LIGHTS MODEL2** **Color:** **Location:** **Notes:**	1.0000	$ 0.00	$ 0.00	P
0	22035001 Orig	**LIGHTING-COACH LIGHTS-MODEL 1** **Color:** **Location:** **Notes:**	1.0000	$ 0.00	$ 0.00	P

WHEN EXECUTED BY THE BUYER AND SELLER'S REPRESENTATIVE, THIS CONSTRUCTION ORDER SHALL BECOME AN ADDENDUM TO THAT CERTAIN PURCHASE CONTRACT FOR THE PURCHASE BY THE BUYER OF THE HOME AND LOT DESCRIBED ABOVE. THE TERMS AND CONDITIONS SET FORTH ON ANY CONSECUTIVE PAGES ARE EXPRESSLY INCORPORATED INTO THIS DOCUMENT AND ARE A MATERIAL AND INTEGRAL PART THEREOF.

Initials ________ 1/12/2024
Buyer Date

ADDENDUM TO CONTRACT BETWEEN Arrived Holdings, Inc, Buyer And Melody Homes, Inc., a Delaware Corporation, Seller

Date: 1/11/2024
Agreement of Sale Dated: 01/11/2024

Lot/Block/Filing:24/ 4
Lot Address:

Community:
Section/Phase:
Plan/Elevation Name: HOLCOMBE
Loan Type: Cash

Lot Swing: L - **Job:**
Plan/Elevation Series: X427/H/L
Stage of Home: Quality Control Walk Performed

Change Order	Option Changes:			Qty.	Unit Price	Ext. Price
0	22050010 Orig	**DINING ROOM - CHANDELIER** **Color:** **Notes:**	**Location:**	1.0000	$ 0.00	$ 0.00 P
0	23100010 Orig	**SMART HOME PACKAGE** **Color:** **Notes:**	**Location:**	1.0000	$ 0.00	$ 0.00 P
0	24001001 Orig	**CARPET PAD 1/2 PAD 1ST AND 2NDFLOR** **Color:** **Notes:**	**Location:**	1.0000	$ 370.00	$ 370.00 P
0	24024001 Orig	**LVP UPGRADE LEVEL 1 PER PLAN -WSF** **Color:** SMITHCLIFFS - DELRAY **Notes:**	**Location:**	1.0000	$ 0.00	$ 0.00 P
0	24099001 Orig	**CARPET - COLOR SELECTION** **Color:** RKDL DR445 - 728 SUGAR COOKIE **Notes:**	**Location:**	1.0000	$ 0.00	$ 0.00 P
0	24240021 Orig	**TILE FLOOR LAUNDRY ROOM-LEVEL 1- WSF** **Color:** LIGHT GRAY AR32 **Notes:**	**Location:**	1.0000	$ 490.00	$ 490.00 P
0	24241021 Orig	**TILE FLOOR BATH 1 -LEVEL 1 -WSF** **Color:** LIGHT GRAY AR32 **Notes:**	**Location:**	1.0000	$ 940.00	$ 940.00 P
0	24242021 Orig	**TILE FLOOR BATH 2-LEVEL 1- WSF** **Color:** LIGHT GRAY AR32 **Notes:**	**Location:**	1.0000	$ 550.00	$ 550.00 P
0	24248021 Orig	**TILE FLOOR POWDER BATH-LEVEL 1- WSF** **Color:** LIGHT GRAY AR32 **Notes:**	**Location:**	1.0000	$ 295.00	$ 295.00 P
0	25110001 Orig	**RANGE-WHIRLPOOL-GAS-WFG525SOJS** **Color:** **Notes:**	**Location:**	1.0000	$ 0.00	$ 0.00 P
0	25130001 Orig	**MICROWAVE-WHIRLPOOL-WMH31017HS** **Color:** **Notes:**	**Location:**	1.0000	$ 0.00	$ 0.00 P
0	25140001 Orig	**DISHWASHER-WHIRLPOOL-WDF520PADM** **Color:** **Notes:**	**Location:**	1.0000	$ 0.00	$ 0.00 P
0	25150003 Orig	**FRIDGE-WHIRLPOOL-WRS571CIHZ-SXS STAINLESS** **Color:** **Notes:**	**Location:**	1.0000	$1,995.00	$1,995.00 P
0	28000002 Orig	**SHOWER DOOR - CHROME** **Color:** **Notes:**	**Location:**	1.0000	$ 0.00	$ 0.00 P
0	50005001 Orig	**CABINETS-KITCHEN 36"/BATH-LEVEL 1** **Color:** **Notes:**	**Location:**	1.0000	$ 0.00	$ 0.00 P
0	50050001 Orig	**CABINET HARDWARE LEVEL 1** **Color:** **Notes:**	**Location:**	1.0000	$ 450.00	$ 450.00 P
0	50099001 Orig	**CABINETS-COLOR SELECTION 2** **Color:** ELKINS WHITE **Notes:**	**Location:**	1.0000	$ 0.00	$ 0.00 P
0	52002001 Orig	**DOOR HARDWARE-BALBOA** **Color:** **Notes:**	**Location:**	1.0000	$ 310.00	$ 310.00 P

WHEN EXECUTED BY THE BUYER AND SELLER'S REPRESENTATIVE, THIS CONSTRUCTION ORDER SHALL BECOME AN ADDENDUM TO THAT CERTAIN PURCHASE CONTRACT FOR THE PURCHASE BY THE BUYER OF THE HOME AND LOT DESCRIBED ABOVE. THE TERMS AND CONDITIONS SET FORTH ON ANY CONSECUTIVE PAGES ARE EXPRESSLY INCORPORATED INTO THIS DOCUMENT AND ARE A MATERIAL AND INTEGRAL PART THEREOF.

Initials ________ 1/12/2024
Buyer Date

As of Submitted Change Order 0 Continued

ADDENDUM TO CONTRACT BETWEEN Arrived Holdings, Inc, Buyer And Melody Homes, Inc., a Delaware Corporation, Seller

Date: 1/11/2024
Agreement of Sale Dated: 01/11/2024

Community:
Section/Phase:
Plan/Elevation Name: HOLCOMBE
Loan Type: Cash

Lot/Block/Filing:24/ 4
Lot Address:

Lot Swing: L - **Job:**
Plan/Elevation/Series: X427/H/L
Stage of Home: Quality Control Walk Performed

Change Order	Option Changes:		Qty.	Unit Price	Ext. Price
0	56001000 Orig	**BLINDS-BASE HOUSE** **Color:** **Location:** **Notes:**	1.0000	$1,330.00	$1,330.00 P
0	60010001 Orig	**BATH 1 - SHOWER WALL TILE LEVEL 1 - STD LAYOUT** **Color:** WHITE 6X6 **Location:** **Notes:**	1.0000	$ 670.00	$ 670.00 P
0	71001001 Orig	**REAR YARD LANDSCAPE STONE/EDGING/SOD/IRRIGATION** **Color:** **Location:** **Notes:**	1.0000	$6,670.00	$6,670.00 P
0	91001002 Orig	**GARAGE DOOR OPENER 1/2 HP** **Color:** **Location:** **Notes:**	1.0000	$ 870.00	$ 870.00 P
0	91010001 Orig	**GARAGE DOOR-GLASS INSERT-16' WIDE DOOR - RANCH PANEL- CLEARI I GLASS INSERTS** **Color:** **Location:** **Notes:**	1.0000	$ 0.00	$ 0.00 P
0	91020001 Orig	**GARAGE DOOR-8' TALL 16' WIDE** **Color:** **Location:** **Notes:**	1.0000	$ 0.00	$ 0.00 P
0	99005001 Orig	**CUSTOM OPTION-DESIGN CENTER-#1** **Color:** **Location:** **Notes:** Install back fence No cost to buyer per sales manager.	1.0000	$ 0.00	$ 0.00 P
0	99050016 Orig	**GREELEY - ADDITIONAL REQUIRE MENTS** **Color:** **Location:** **Notes:**	1.0000	$ 0.00	$ 0.00 P

Change Order	Color Selection Changes:
0	**EXT PAINT SCHEME #105 (SEE EXTENDED TEXT FOR COLOR SELECTIONS)** **Color:** **Orig** **Location:** **Notes:**

Change Order	Pricing Changes:	
0	**Negotiated Discount "Negotiated Discount"** **Orig** **NOTES:**	**<$19,900.00>**
0	**Negotiated Discount "RED TAG EVENT"** **Orig** **NOTES:**	**<$10,000.00>**
0	**Base Price "MLS/Web/Marketing Price Difference"** **Orig** **NOTES:**	**<$14,790.00>**

Price Summary:	Amount
Adjusted Base Price	$426,300.00
Adjusted Lot Premium	$4,000.00
Total Option Price	$19,700.00
Current Selling Price	$450,000.00

WHEN EXECUTED BY THE BUYER AND SELLER'S REPRESENTATIVE, THIS CONSTRUCTION ORDER SHALL BECOME AN ADDENDUM TO THAT CERTAIN PURCHASE CONTRACT FOR THE PURCHASE BY THE BUYER OF THE HOME AND LOT DESCRIBED ABOVE. THE TERMS AND CONDITIONS SET FORTH ON ANY CONSECUTIVE PAGES ARE EXPRESSLY INCORPORATED INTO THIS DOCUMENT AND ARE A MATERIAL AND INTEGRAL PART THEREOF.

Initials ________ 1/12/2024
Buyer Date

ADDENDUM TO CONTRACT BETWEEN Arrived Holdings, Inc, Buyer And Melody Homes, Inc., a Delaware Corporation, Seller

Date: 1/11/2024
Agreement of Sale Dated: 01/11/2024

Community:
Section/Phase:
Plan/Elevation Name: HOLCOMBE
Loan Type: Cash

Lot/Block/Filing:24/ 4
Lot Address:

Lot Swing: L - **Job:** [illegible]
Plan/Elevation/Series: X427/H/L
Stage of Home: Quality Control Walk Performed

Earnest Deposits					
Due Date	Collection Date	Payment Type	Check Number	Deposit Amount	Collection Amount
01/11/2024				$22,500.00	$22,500.00
	01/11/2024	Check	001		$22,500.00
			Total	**$22,500.00**	**$22,500.00**

(No option deposits found.)

FHA/VA (if applicable). It is expressly agreed that notwithstanding any other provisions of this contract, the buyer shall not be obligated to complete the purchase of the property described herein or to incur any penalty by forfeiture of earnest money deposits or otherwise, unless the buyer has been given, in accordance with HUD/FHA or VA requirements, a written statement by the Federal Housing Commissioner, Department of Veterans Affairs, or a Direct Endorsement lender setting forth the appraised value of the property of not less than $450,000.00. The buyer shall have the privilege and option of proceeding with consummation of the contract without regard to the amount of the appraised valuation. The appraised valuation is arrived at to determine the maximum mortgage the Department of Housing and Urban Development will insure. HUD does not warrant the value or condition of the property. The buyer should satisfy himself/herself that the price and condition of the property are acceptable.

_____ Buyer(s) choose(s) to finance with DHI Mortgage Company, Ltd. and will receive any and all incentives, concessions, options and upgrades as more specifically set forth in the Builder's Incentive and Concessions Addendum No. 1-A ("BICA"), attached to and made part of the Purchase and Sale Agreement entered into between Buyer and Seller.

OR

__X__ Buyer(s) choose(s) not to finance with DHI Mortgage Company, Ltd. and waives any and all incentives, concessions, options, an/or upgrades he/she may be entitled to under the BICA.

______________________________ 1/11/2024
Sales Rep: Date

______________________________ [illegible]
Buyer: Arrived Holdings, Inc Date

Melody Homes, Inc., a Delaware Corporation

______________________________ 1/18/2024
Date

WHEN EXECUTED BY THE BUYER AND SELLER'S REPRESENTATIVE, THIS CONSTRUCTION ORDER SHALL BECOME AN ADDENDUM TO THAT CERTAIN PURCHASE CONTRACT FOR THE PURCHASE BY THE BUYER OF THE HOME AND LOT DESCRIBED ABOVE. THE TERMS AND CONDITIONS SET FORTH ON ANY CONSECUTIVE PAGES ARE EXPRESSLY INCORPORATED INTO THIS DOCUMENT AND ARE A MATERIAL AND INTEGRAL PART THEREOF.

Initials ________ 1/12/2024
Buyer Date

HOME PURCHASE CONTRACT

Seller: **Melody Homes, Inc., a Delaware Corporation**

Buyer: Buyer's Legal Name: **Arrived Holdings, Inc**
Lot Legal Description (Lot/Block):
Community:
Street Address:
Plan & Elevation:

Buyer taking title as: **A Corporation**

1. PROPERTY. Pursuant to the terms of this Home Purchase Contract and any Construction Change Order(s) and other Addenda incorporated herein (collectively "Contract"), Seller agrees to sell and Buyer agrees to purchase Lot/Block ______ County with a street address of ,(the "Lot"), together with a house to be constructed on the Lot by Seller and identified as **HOLCOMBE** (the "Home"). The Lot and the Home shall be together referenced herein as the "Property."

The Property does not include any and all minerals and mineral rights of whatsoever kind or character, including, without limitation, all oil, gas, petroleum, natural gas, coal, lignite and other hydrocarbons of whatever name or type, and all uranium, metals and any and all other minerals, gases and substances of whatever name or type, and geothermal energy and geothermal substances and rights, together with all ores thereof and other products or materials produced therefrom or in association therewith, in and under the Property, nor does the Property include any groundwater beneath the Property.

a. Prior Sale/Acquisition of Property. If, as of the Signing Date (hereafter defined), Seller does not own title to the Lot and Seller is thereafter unable to acquire the Lot on terms and conditions acceptable to Seller in its sole and absolute discretion, Seller will have the right to terminate this Contract and return the Earnest Deposit (hereafter defined) to Buyer, and Seller shall have no further liability to Buyer.

2. PURCHASE PRICE.

a. Purchase Price and Earnest Deposit. The purchase price for the Property ("Purchase Price") shall be as set forth in the "Construction Change Order," including any options and plus any lot premium, and as may be amended by Seller and Buyer. The initial earnest money deposit identified in the Construction Change Order is due and payable on or before the acceptance of this Contract by Seller. The initial earnest money deposit together with any additional deposits required under this Contract are sometimes collectively referred to herein as the "Earnest Deposit". Seller and Buyer acknowledge and agree that, except in the case of VA financing, Seller shall hold the Earnest Deposit in a nonsegregated account at a depository selected by Seller, and all interest earned on the Earnest Deposit shall be Seller's sole property and shall not be applied to the Purchase Price at Closing (hereafter defined).

b. Lot Premium and Property Value. Buyer acknowledges and agrees that the Purchase Price Buyer is paying for the Property, including any options and plus any lot premium, is not based upon any agreement, guarantee, or representation concerning the impact of such options or lot premium on property values and that present or future prices paid for other homes in the current phase or any future phase of the Community and similar options and lot premiums, may be more or less than the amount Buyer is paying under this Contract. Lot premiums are established by Seller in its sole and absolute discretion.

3. PURCHASE FINANCING.

a. Loan Application. If Buyer is to pay all or part of the Purchase Price by obtaining a loan ("Loan"), Buyer shall apply for the Loan within three (3) business days after full execution of this Contract by both Buyer and Seller (the "Signing Date") upon such reasonable terms and conditions as Buyer and Buyer's lender ("Lender") may agree. Failure of Buyer to apply for the Loan within such period shall constitute a material default of this Contract, and Seller shall have all rights and remedies as provided in Section 22 below. Buyer shall cooperate with Seller and Lender in diligently and timely pursuing such Loan approval in good faith, by executing all documents and furnishing all information and documents required by the Lender, including a copy of this Contract. Buyer must also timely pay all required costs of obtaining the Loan. It is Buyer's responsibility to furnish Lender with the correct Purchase Price and to make certain all information provided to the appraiser is correct.

b. Delivery of Preliminary Loan Approval. Buyer, either directly or through Lender, shall submit Lender's Preliminary Loan Approval (hereafter defined) to Seller's on-site sales representative ("Sales Associate") within seven (7) days after the Signing Date ("Loan Approval Period"). If Buyer does not obtain Preliminary Loan Approval within the Loan Approval Period, Buyer must provide written notification to Seller of such failure prior to expiration of the Loan Approval Period in order to be released from this Contract. Upon receipt of such written notification prior to expiration of the Loan Approval Period, Seller shall refund the Earnest Deposit to Buyer minus a Three Hundred Fifty and No/100 Dollar ($350.00) fee ("Processing Fee") to be retained by Seller. If

Initials ________ 1/12/2024
Buyer Date

Buyer does not obtain Preliminary Loan Approval and does not notify Seller in writing prior to the expiration of the Loan Approval Period, Buyer waives Buyer's right to a release from this Contract and return of the Earnest Deposit. If this Contract is terminated after the Loan Approval Period, or after delivery to Seller of the Preliminary Loan Approval, whichever occurs first, for any reason other than Seller's default, Seller may retain the Earnest Deposit. As used in this Section 3, "Preliminary Loan Approval" means a written representation from Lender that Buyer should qualify for the Loan based on Lender's preliminary review of information provided by Buyer, disclosing outstanding income verifications, required financial resolutions and contingencies to final Loan approval. Preliminary Loan Approval at this time may or may not constitute final Loan approval or satisfaction of Lender's requirements, conditions, or contingencies. Buyer hereby authorizes Seller to contact Lender, and Buyer further authorizes Lender to disclose to Seller any information reasonably requested by Seller concerning the Loan, including financial information of the Buyer and status of the Loan, but only to the extent allowed by current regulations.

c. Proof of Funds for Cash Purchase. In lieu of a Preliminary Loan Approval, Buyer may provide proof of funds ("Proof of Funds") to facilitate a cash closing. If Buyer fails to provide Proof of Funds satisfactory to Seller in its sole and absolute judgment within seven (7) days of the Signing Date, Seller may extend in writing the deadline to provide Proof of Funds or Buyer shall apply for a Loan within three (3) business days after such failure or extended deadline, as applicable, and deliver its Preliminary Loan Approval within seven (7) days thereafter.

d. FHA/VA (if applicable). It is expressly agreed that notwithstanding any other provisions of this Contract, Buyer shall not be obligated to complete the purchase of the Property or to incur any penalty by forfeiture of the Earnest Deposit or otherwise, unless Buyer has been given, in accordance with Department of Housing and Urban Development/Federal Housing Administration ("HUD/FHA") or VA requirements, a written statement by the Federal Housing Commissioner, Department of Veterans Affairs ("VA"), or a direct endorsement lender setting forth the appraised value of the Property of not less than **$450,000.00.** Buyer shall have the privilege and option of proceeding with consummation of the Contract without regard to the amount of the appraised valuation. The appraised valuation is arrived at to determine the maximum mortgage HUD will insure. HUD does not warrant the value or condition of the Property. Buyer should satisfy himself/herself that the price and condition of the Property are acceptable.

Initials ________ 1/12/2024
Buyer Date

e. Notice of VA Loan. If Buyer does not currently intend to obtain a VA Loan, but later decides to obtain a VA Loan, Buyer must promptly notify Seller in writing.

○ Buyer intends to obtain a VA Loan.

⊗ Buyer does NOT intend to obtain a VA Loan.

f. Deposit for VA Loans. The Earnest Deposit will be deposited by Seller in a special trust account that is safeguarded from the claims of creditors of Seller until the Earnest Deposit either: (i) for the benefit of the Buyer, has been disbursed at Closing or applied to the cost of the land/construction of the Property; or (ii) if the transaction does not materialize, is otherwise disposed of in accordance with the terms of the Contract.

g. Escape Clause for VA Loans Only: It is expressly agreed that, notwithstanding any other provisions of the Agreement, the Buyer shall not incur any penalty by forfeiture of earnest money or otherwise or be obligated to complete the purchase of the Property if the Purchase Price or cost exceeds the reasonable value of the Property established by the Department of Veterans Affairs. The Buyer shall, however, have the privilege and option of proceeding with the consummation of the Contract without regard to the amount of the reasonable value established by the Department of Veterans Affairs (Authority: 38 U.S.C. 501, 3703(c)(1)).

4. NON-CONTINGENT PURCHASE. Unless otherwise provided below, Buyer's obligations under this Contract are not contingent upon Buyer's ability to sell or close on the sale or lease of its current residence or other real property owned by Buyer. Buyer acknowledges that, if Buyer fails to close due to inability to rent or sell a current residence or other real property owned by Buyer, such failure to close shall be a material default under the Contract. Such default shall entitle Seller to exercise all remedies under the Contract including, but not limited to, terminating the Contract and retaining all monies held by Seller, including the Earnest Deposit, as liquidated damages and not as a penalty.

Initials ________ 1/12/2024
Buyer Date

If Buyer's obligations under this Contract are contingent upon Buyer's ability to sell or close on the same or lease of its current residence or other real property owned by Buyer, Buyer shall execute Addendum No. 6 "Contingency" Addendum.

5. MODEL HOMES. If at the Signing Date, a model home has been available for Buyer's inspection, Buyer understands and agrees that fencing, landscaping, furnishings, carpeting, accessories and fixtures, window coverings, wallpaper, specialty accent paint, some appliances and trim, and all other personal property are decorator items or upgrades within the model, are for display purposes only and are not included in the Purchase Price except as specifically stated in this Contract. Certain items may be purchased at the Design Center during Buyer's appointment, if applicable, while other model home items may have been discontinued or are no longer available. Besides cosmetic and decorative differences, there may be other differences between the Home and the corresponding model home, including such things as differences in location of electrical outlets and switches, and components of heating and air conditioning systems. Subcontractors, craftsmen, or suppliers may have changed since the model was built, manufacturers may have changed or discontinued products used in the models, or Seller may have changed items as a result of experience gained from constructing the model or previous similar plans. Some differences may be caused by variations in lot sizes and grade differentials between adjacent lots, requirements dictated by the building code or the demands of a particular building inspector. Length of driveway and size of yard may vary from models or other plans in production.

6. CONSTRUCTION.

a. Plans, Specifications, and Timing. The Home shall be constructed, completed, and closed according to this Contract and in substantial compliance with the plans and specifications and pursuant to Seller's normal construction schedule, subject to delays, including but not limited to failure of Buyer to timely submit required information to Seller and/or Lender, federal/local government approvals and processing, adverse weather conditions, acts of vandalism or destruction, casualty losses, subcontractor delays, labor shortages, material shortages, strikes, acts of terrorism, war, acts of God, or other such events. Buyer acknowledges that homes may be started out of sequence from when they were sold, and/or completed out of sequence from when they were started.

b. Location of Home on Lot and Seller's Failure to Include a Significant Feature. The location and orientation of the Home on the Lot, including front, side, and rear yard setbacks and foundation and finish grade elevations, involve many considerations, including Seller's normal construction practices, building code, FHA/VA and governmental requirements, engineer's recommendations, grading, drainage, location of utilities, and similar matters. The Home may be reversed from the model home, other homes Buyer may have viewed, the mini floor plan and the blueprints. Preliminary engineering for the selected Home site may change and result in an alternate size and/or reversed garage handing or change in the basement floor system. The possibility exists that the Home, porch, garage size, patio or deck may not fit on the chosen Lot. The possibility also exists that Seller may overlook and fail to incorporate a Significant Feature (hereafter defined) in the construction of the Home. A "Significant Feature" is one that would require reconstruction of all or a portion of the Home. Where a Significant Feature is overlooked and/or not incorporated, Seller will notify Buyer and Buyer will be given the choice, as Buyer's sole and exclusive remedy, of accepting Seller's designated Purchase Price reduction, selecting a new Lot, or terminating this Contract and receiving a refund of the Earnest Deposit made by Buyer to Seller under this Contract. If Buyer fails to notify Seller of Buyer's decision within seventy-two (72) hours after being notified by Seller, Buyer shall be deemed to have accepted Seller's designated Purchase Price reduction and agrees to execute a Construction Change Order memorializing the same. Selection of a new Lot shall be subject to current availability and subject to current base and option pricing and lot premiums. Upon Closing of the Home, Buyer releases Seller any and all liability from such failure to include a Significant Feature.

c. Retaining Walls. The plot plan for the Home site may or may not indicate a retaining wall for the Property. Retaining walls are installed in situations where field conditions require them. Whether retaining walls are necessary and where any such walls shall be located on the Property shall be solely and exclusively Seller's decision based upon the advice or recommendation of professionals, subcontractors, and/or regulating entities. Buyer shall be solely responsible for care, maintenance, and replacement of any retaining walls on the Property after Closing.

d. Easements. Easements are generally shown on the subdivision plat recorded in the records of the county where the Property is located. Locations of facilities such as manhole covers, utility lines, pedestals, and utility transformers, street signs, mailboxes, fire hydrants and street lights are predetermined and cannot be changed. These facilities may be located above ground anywhere within the easements recorded on the Property. Electric and gas service panels and meters may be in different locations in plans in production than as shown in the models or other homes Buyer may view.

e. Drainage and Erosion Control. Drainage is designed pursuant to engineering and home warranty agreement guidelines for the entire Community. Therefore, it is not unusual for water runoff from uphill lots to drain onto downhill lots eventually arriving at a discharge point. Buyer shall maintain, not alter, and re-establish if necessary, erosion control measures on the Property installed by Seller or other parties and other drainage measures and improvements on the Property prior to landscaping and shall protect Buyer's landscaping improvements from damage caused by adjacent property drainage. Buyer may be subject to liability to adjacent property owners for damage caused by erosion and runoff from the Property; therefore, Buyer should take all reasonable and prudent steps, including the installation of appropriate landscaping, to prevent erosion of the Property, to control stormwater runoff, and to keep dirt and debris from stormwater flow paths. Seller is not responsible for damage to Buyer's Property or improvements thereon that may be caused by drainage from uphill or adjacent lots. Seller has made no representations regarding the final grade of the Lot, and Buyer recognizes that final grading will be dictated by Seller's construction practices and governmental drainage requirements and may vary from that of any model or any other home viewed by Buyer.

7. POSSESSION AND ENTRY. Seller retains the right to exclusive possession of the Property until Closing has occurred, Purchase Price has been paid along with all other funds due from Buyer, and keys have been released to Buyer. Buyer shall not occupy the Home, shall not do or cause to be done any work or alteration in or about the Property, or exercise any other act of possession or ownership until the Home has been completed and Closing has occurred. All communications concerning work in progress should be directed to the Sales Associate and not to Seller's construction superintendent or Seller's subcontractors. Buyer's violation of this Section 8 shall be a material default under this Contract and entitle Seller to terminate this Contract and WILL VOID ALL APPLICABLE WARRANTIES PROVIDED BY SELLER. SELLER MAY REMOVE ANY ITEMS BUYER PLACES IN THE HOME OR ON THE PROPERTY PRIOR TO CLOSING, AND BUYER SHALL BE REQUIRED TO PAY SELLER FOR ALL LABOR AND MATERIAL COSTS INCURRED INCLUDING, BUT NOT LIMITED TO, RE-INSPECTION FEES. Further, neither Buyer nor Buyer's licensees or invitees (collectively, "Buyer's Invitees"), shall enter the Property without Seller's prior approval, and if Buyer or Buyer's Invitees (with or without said prior approval) enter the Property during the course of construction, or at any time before Closing, Buyer and Buyer's Invitees assume the risk of bodily injury and property damage while in or on the Property. BUYER AGREES TO INDEMNIFY, HOLD HARMLESS AND DEFEND SELLER FROM AND AGAINST ANY AND ALL PERSONAL INJURIES, PROPERTY DAMAGE AND ALL OTHER LOSSES INCURRED BY BUYER, OR BUYER'S INVITEES, AND ANY DAMAGE TO THE PROPERTY CAUSED BY BUYER OR BUYER'S INVITEES, INCLUDING ATTORNEY'S FEES, AT ANY AND ALL TIMES BEFORE CLOSING. THIS INDEMNIFICATION OBLIGATION SHALL SURVIVE THE CLOSING OR EARLIER TERMINATION OF THIS CONTRACT.

8. SAFETY AND HOME INSPECTIONS.

a. Construction Site Hazards. Many hazards exist at new home construction sites. Besides being dangerous, visitors' presence may interfere with work in progress. In Seller's sole discretion, Seller may permit Buyer access to the Property during the period of construction. Buyer must first stop by the sales office to receive clearance from the Sales Associate. Visits cannot be accommodated after dusk or during periods of active construction. Children and pets are not allowed on the site at any time. Insurance and Occupational Safety and Health Administration ("OSHA") safety regulations require that hard hats be worn at all times. Buyer's entry is AT BUYER'S OWN RISK. Be aware that dangerous conditions exist, and may include but not be limited to: (i) open holes,

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trenches and excavations; (ii) sharp, protruding objects such as nails, wires and pipes; (iii) splinters; (iv) unprotected areas such as stairways, lofts, walkways, and decks; (v) construction traffic; and (vi) unattended tools, equipment and power cords. Appropriate clothing should be worn on your site visit. Loose clothing, sandals and high heels are inappropriate for the construction site.

b. Private Home Inspections. At its sole cost and expense, Buyer may choose to have a private inspection of the Property prior to the New Home Orientation (hereafter defined) with Seller, under the following conditions:

i. The inspector must maintain all business licenses required by law;

ii. The inspector must be a full-time professional inspector and a member of the American Society of Home Inspectors, Inc. or a professional engineer; and

iii. The inspector must have general liability insurance coverage in an amount of at least Three Hundred Thousand and No/100 Dollars ($300,000.00) on a policy which names Seller as an additional insured.

A private home inspector must provide ALL applicable items above to Seller prior to scheduling with Seller the date and time of the inspection. The inspection must be completed a minimum of five (5) business days PRIOR to the New Home Orientation. Each entry onto the Property by an inspector must first be cleared by the Sales Associate as provided in Section 8.a. above. If Buyer submits the report to Seller within twenty-four (24) hours of the inspector's site inspection Seller may review items in a private home inspector report. Notwithstanding the foregoing, Seller has no obligation to address any items listed on a private home inspector report. Buyer assumes all responsibility for the acts of Buyer and Buyer's representatives in exercising Buyer's rights under this Section 8. Buyer and Buyer's inspector assume all risk for any entry onto the Property, including entry into the Home, and shall pay the cost of all repairs required to correct any damage caused by such inspection. The private home inspector is a Buyer's Invitee for purposes of the indemnity obligation in Section 7 above.

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9. WALK-THROUGH/NEW HOME ORIENTATION/COMPLETION.

a. New Home Orientation. At a time designated by Seller, Buyer will be provided with an orientation of the Home and an opportunity to inspect the Property with Seller's representative. Buyer and Seller's representative shall agree upon, by the completion of a written form, those items that will be completed or repaired by Seller either prior to or within a reasonable time after Closing. Notwithstanding the foregoing, Seller will not place any money in escrow at Closing pending such completions or repairs. When the items are completed, Buyer shall sign the "Homeowner Orientation Form," which shall constitute Buyer's acceptance of the Home and acknowledgement that it was constructed pursuant to this Contract except as may be set out on the Homeowner Orientation Form.

b. Substantial Completion. Seller makes no guarantee or representation as to the specific date of Substantial Completion (or, Substantially Complete, hereafter defined) of the Home, but in no event shall Substantial Completion occur more than two (2) years after the Signing Date, except for delays caused by matters beyond Seller's control including, without limitation, federal/local government approvals and processing, adverse weather conditions, acts of vandalism or destruction, casualty losses, subcontractor delays, labor shortages, material shortages, strikes, acts of terrorism, war, acts of God, or other such events. The Home shall be deemed to be Substantially Complete upon the issuance of a temporary or permanent certificate of occupancy ("Substantial Completion"). Buyer understands that the Home may be Substantially Complete even though there may be some items such as landscaping, fencing, sidewalks, painting, and similar items which have not been completed because of weather, labor scheduling or back-ordered materials. Seller shall not be responsible for any inconvenience, loss or expense to Buyer arising out of the time for Substantial Completion INCLUDING ANY LOSS OR EXPENSE RESULTING FROM BUYER'S DECISION TO LOCK OR TO FLOAT INTEREST RATES. As a courtesy, Seller may from time to time provide to Buyer or Lender an estimated month of completion. Seller hereby disclaims any and all liability in connection with providing such estimates, which are approximations only and subject to change.

c. Promotions. Seller may photograph the interior and exterior of the Home and the Property at any time prior to Closing. Buyer acknowledges and agrees that Seller may use such photographs for advertising and marketing purposes without restriction for up to ten (10) years after the Closing Date. Buyer hereby grants Seller the right from time to time, to place marketing and directional signs along a five-foot (5') strip of land adjacent to the road right-of-way on the Property, as applicable, for a period of two (2) years after the Closing Date. Seller may not distribute such photographs or images to anyone other than Seller's retained consultants for their use in advising Seller. This Section 9.c. shall survive the Closing.

10. TITLE INSURANCE. On or before the Closing Date, Seller shall furnish Buyer, at Seller's expense, a title commitment from a title company mutually acceptable to Buyer and Seller (the "Title Company"), with a title insurance policy to be delivered to Buyer after Closing, in the full amount of the Purchase Price. Buyer shall pay the additional premium for Owner's Extended Coverage ("OEC"). The title insurance policy, when issued, shall show title to the Property to be vested in the Buyer subject only to those matters listed in Section 12 below. As required by law, Seller has not directly or indirectly required Buyer, as a condition of sale, to purchase either an owner's or mortgagee's title insurance policy from any particular title insurance company. **THIS SECTION 10 CONSTITUTES SELLER'S NOTICE TO BUYER THAT SELLER WILL PURCHASE, AT SELLER'S SOLE COST AND EXPENSE, AN OWNER'S TITLE INSURANCE POLICY FROM A TITLE INSURANCE COMPANY SELECTED BY SELLER. IF BUYER DOES NOT WISH SELLER TO PURCHASE THE TITLE INSURANCE POLICY FROM SUCH COMPANY, BUYER MAY ELECT TO OBTAIN SUCH INSURANCE FROM A COMPANY OF BUYER'S CHOICE, AND BUYER SHALL BE OBLIGATED TO PAY AT CLOSING THAT PORTION, IF ANY, OF THE TITLE INSURANCE PREMIUM IN EXCESS OF WHAT THE PREMIUM WOULD HAVE BEEN IF BUYER HAD ACCEPTED THE TITLE INSURANCE POLICY OFFERED BY SELLER.**

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11. CLOSING.

a. Closing Date. Seller will have the sole right to determine the date, time, and place of the Closing (the "Closing Date."). Seller shall communicate the details of the Closing in writing, including, without limitation, by electronic mail, to Buyer and Buyer will close on the Closing Date, unless otherwise agreed to in writing by both parties. Buyer shall deliver the balance of the Purchase Price to Seller and Seller shall convey title to the Property to Buyer ("Closing") on the Closing Date, subject to the other terms of this Contract. Certain promotions and incentives negotiated at the time of Contract specify a date by which the Closing must occur in order to receive the promotion or incentive; if Buyer fails to close by the specified date Buyer will be in default of this Contract and may lose the benefit of the promotion or incentive and Seller will retain any other remedies that are available to Seller upon the default of Buyer pursuant to this Contract. The Closing Date is not negotiable, and Buyer assumes all responsibility for the performance of the Lender. Seller, in its sole discretion, may extend the Closing Date in exchange for Buyer's payment of a fee of One Hundred and No/100 Dollars ($100.00) per day (the "Extension Fee") for each day the Closing Date is extended (in addition to all other amounts due from Buyer under this Contract). Such Extension Fee is agreed to be a reasonable amount for liquidated damages due to the difficulty of otherwise ascertaining Seller's damages. The Extension Fee shall not apply to Buyers using FHA or VA Loans. Seller will not escrow moneys at Closing other than as required by VA and FHA for seasonal landscaping. The Title Company cannot release keys to the Home until Closing has been fully completed.

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b. Buyer's Notification of Change of Lender. If Buyer will close its Loan with a Lender different from the one that issued the Preliminary Loan Approval required by Section 3 of this Contract, Buyer must immediately provide written notice thereof to Seller, including the identity of the new Lender, assigned loan officer and contact information. Buyer's failure to provide such notice within twenty-four (24) hours of Buyer's decision to close with a new Lender shall constitute a material default. Any change of Lender later than thirty (30) days before the Closing shall constitute a material default by Buyer, whether or not Buyer notifies Seller. In case of such defaults, Seller may terminate this Contract and retain the Earnest Deposit made hereunder.

c. Closing Location. Unless Buyer elects to use another title company pursuant to Section 10, Buyer acknowledges and agrees to Seller's preferred title company, Travis County Title Company, dba DHI Title Agency, 9555 S. Kingston Court, Englewood, CO 80112, an affiliate of Seller, and agrees that the Closing shall take place at the office of the Title Company or such other location as is designated in writing by Seller.

12. CONVEYANCE AND PRORATIONS. At Closing, Seller shall convey title to the Property to Buyer by special warranty deed, subject to: taxes and assessments for the year of Closing; all matters of record and those matters related to the Loan, if any, any state of facts which an accurate survey or current physical inspection of the Property would reveal; all federal, state and local laws, ordinances, rules, and regulations; any taxes or assessments arising by reason of the inclusion of the Property in a special improvement district, fire protection district, recreation and park district, water and sanitation district, in any municipality providing these services or any other taxing district; but free from any mechanic's liens filed by any person or entity with whom Seller contracted. At the Closing, current year's taxes, general assessments shall be prorated as of the Closing Date on the basis of the most recent mill levy and assessed valuation (which may not represent the actual fair market value or Purchase Price of the Property), and such proration shall be final. In addition, any homeowner's association ("HOA") or metropolitan district ("District") assessments shall be prorated as of the Closing Date. Buyer shall be responsible for paying to the closing agent for the benefit of any HOA or District any working capital fund, set up or transfer fee, or other required deposits. Except as otherwise provided regarding an owner's title insurance policy, Buyer shall also be responsible for any and all closing costs, including without limitation the cost of the improvement lot certificate provided by Seller, the additional premium for OEC, and a closing fee to any closing agent handling the Closing.

13. BUYER'S COVENANT TO OCCUPY THE HOME AS PRIMARY RESIDENCE. Buyer hereby represents and warrants that, upon Closing, Buyer will occupy the Home as a primary residence. Buyer acknowledges that any misrepresentation in this respect constitutes a material default of the Contract that entitles Seller to all remedies for such default including, but not limited to, termination of the Contract and retention of the Earnest Deposit. Buyer must renew this representation and warranty at Closing. If Buyer's status with regard to occupancy of the Home as Buyer's principal residence changes between the Signing Date and the Closing, such that the representation is no longer true, Buyer agrees that it shall immediately deliver to Seller written notice of the change. Within ten (10) business days of the receipt of said notice, or if Buyer fails to deliver such notice but Seller otherwise learns that Buyer's representation and warranty to occupy the Home as its principal residence is no longer true, Seller may, in its sole discretion notify Buyer of termination of this Contract. Upon termination pursuant to this Section 13, Seller shall retain the Earnest Deposit, and Buyer and Seller shall have no further obligations to each other except those that specifically survive termination of this Contract.

14. WARRANTY PROGRAM.

a. Home Warranty Agreement Defines Warranties. Buyer hereby represents and acknowledges that Buyer has received a sample copy of the Residential Warranty Corporation's ("RWC") "The Limited Warranty – 10 Year Written Warranty for New Homes," which defines the warranties of Seller ("Seller's Warranty Program"). Construction which conforms to the applicable criteria set forth in Seller's Warranty Program shall be deemed to be "good and workmanlike."

b. Buyer hereby waives any and all implied and express warranties except the express warranties under the Seller's Warranty Program. EXCEPT FOR THE EXPRESS WARRANTIES IN SELLER'S WARRANTY PROGRAM, THE PROPERTY IS BEING PURCHASED IN ITS "AS IS" STATE OF REPAIR AND PHYSICAL CONDITION, AND ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, AND FITNESS FOR A PARTICULAR PURPOSE CREATED BY STATE OR FEDERAL LAW ARE HEREBY SPECIFICALLY DISCLAIMED BY SELLER.

c. BUYER ACKNOWLEDGES THAT SELLER MUST BE ALLOWED THE RIGHT TO REPAIR, REPLACE, OR PAY FOR ANY DEFECTS IN CONNECTION WITH THE PROPERTY AND OTHERWISE FOR PERFORMANCE OF SELLER'S WARRANTY PROGRAM, AND ACCORDINGLY, BUYER GIVES SELLER ACCESS TO THE PROPERTY AT REASONABLY AGREEABLE TIMES FOR THESE PURPOSES. IF BUYER, FOR ANY REASON, WITHHOLDS ENTRY INTO THE PROPERTY AND/OR WITHHOLDS APPROVAL FOR SELLER TO REPAIR/REPLACE WHAT SELLER, IN ITS SOLE

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DISCRETION, DEEMS NECESSARY, THEN IN SUCH EVENT, BUYER SHALL BE PRECLUDED FROM ANY AND ALL CLAIMS FOR DAMAGES, PAST, PRESENT, OR FUTURE RELATED TO, CONNECTED WITH, OR CONCERNING ANY SUCH CONDITION THAT SELLER DEEMS NECESSARY TO REPAIR, REPLACE, OR PAY FOR. IT IS A CONDITION PRECEDENT TO ANY OBLIGATION OF SELLER, THAT BUYER FIRST GIVES WRITTEN NOTICE OF ANY SUCH CONDITION TO SELLER, AND SELLER SHALL, IN ITS SOLE DISCRETION, HAVE THE RIGHT TO REPAIR, REPLACE, OR PAY FOR ANY SUCH DEFECT.

d. The foregoing Seller's Warranty Program does not extend or relate to any items of tangible personal property on the Property (whether or not such property is attached to or installed in the Home), including, without limitation, any range, oven, range hood and fan, trash compactor, garbage disposal, dishwasher, refrigerator, hot water heater and components of the heating and cooling system(s). WITH REGARD TO ANY APPLIANCES OR ITEMS OF TANGIBLE PERSONAL PROPERTY, INCLUDING "CONSUMER PRODUCTS" AS DEFINED UNDER THE FEDERAL LAW DESCRIBED BELOW, SELLER DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY INCLUDING, WITHOUT LIMITATION, THOSE OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR HABITABILITY IF CREATED OR RECOGNIZED IN COLORADO. Seller hereby assigns to Buyer, effective at Closing any unexpired warranties Seller has received from the manufacturers of such tangible personal property to the extent such warranties are assignable. Seller shall not be responsible for the performance of any such manufacturer under the manufacturer's warranties. Notwithstanding the foregoing, with respect to any appliance, item of equipment, or other item which constitutes a "consumer product" for purposes of the federal law described below that nonetheless is determined to be within the limited warranty set forth in Subsection (a) above, ANY SUCH IMPLIED WARRANTIES ARE LIMITED IN DURATION TO THE PERIOD OF THE WRITTEN WARRANTY SET FORTH IN SELLER'S WARRANTY PROGRAM. That includes, without limitation, the implied warranties of merchantability and fitness and habitability if created or recognized in Colorado.

e. On other appliances, whether or not warranted by manufacturers, all implied warranties are expressly disclaimed and do not apply, including, without limitation, the implied warranties of merchantability and fitness and habitability if created and recognized under Colorado law. Seller's Warranty Program gives Buyer specific legal rights, and Buyer may also have other rights provided by law. Seller's Warranty Program has been prepared to comply with the disclosure requirements of the Federal Magnuson Moss Warranty-Federal Trade Improvement Act, 15 U.S.C. 2301, et seq., as amended.

f. Further, Buyer acknowledges that no representation or warranty has been made, either explicitly or implicitly, regarding the value of: (i) the Home or the Property; (ii) any options or extras being purchased; (iii) any future value of the Home or the Property; (iv) any present or future prices to be paid for other homes in the Community; or (v) any sales options, inclusions or exclusions offered in connection with any other home sales. Seller reserves the right, in its sole and absolute discretion, to adjust (upward or downward) the price of homes it may offer for sale in the future where the Community is located, offer incentives, and provide options at no cost to third parties. Any such adjustment shall have no effect on this Contract and shall not entitle Buyer to any credit or Seller to any increase in the price to be paid hereunder. Notwithstanding anything to the contrary contained in this Contract, any limitation on warranty shall not apply to any warranties granted to Buyer by Seller under the auspices of the VA.

g. If any provisions in this Section 14 conflict with any applicable federal or Colorado statutes that provide non-waivable legal rights including, without limitation, the Colorado Construction Defect Action Reform Act, the Colorado Homeowners Protection Act, or the Colorado Consumer Protection Act, the non-waivable terms of such statute shall control. To the extent any provision of this Section 14 is interpreted by any court or arbitrator to be void or invalid under C.R.S. §13-21-111.5, such provision shall be interpreted so as to give maximum effect to such provision's intent, as limited by C.R.S. §13-21-111.5.

h. All waivers, releases, limitations and other provisions of this Section 14 shall survive Closing or the earlier termination or expiration of this Contract and shall be binding upon Buyer and its heirs, successors and assignees.

15. BROKER/LICENSEE. Buyer acknowledges that certain officers and employees of Seller may have real estate licenses issued by the State of Colorado. Buyer further understands and acknowledges that Sales Associate and other representatives represent Seller only and have no fiduciary duties toward Buyer. Seller may agree to pay a third-party broker commission, but only pursuant to a written commission agreement executed by Seller and such broker. Buyer represents and warrants that Buyer has not dealt with any other agents, brokers, salespersons, finders or persons other than as disclosed and agreed to by Seller in writing and Buyer shall hold Seller harmless from and against any and all liability, expenses or attorneys' fees Seller may sustain or incur for Buyer's breach of this provision. This Section shall survive the Closing. Seller shall not pay any commissions if Closing does not occur.

16. SPECIAL TAXING DISTRICT. SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND TAX TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. BUYER SHOULD INVESTIGATE THE SPECIAL TAXING DISTRICTS IN WHICH THE PROPERTY IS LOCATED BY CONTACTING THE COUNTY TREASURER, BY REVIEWING THE CERTIFICATE OF TAXES DUE FOR THE PROPERTY, AND BY OBTAINING FURTHER INFORMATION FROM THE BOARD OF COUNTY COMMISSIONERS, THE COUNTY CLERK AND RECORDER, OR THE COUNTY ASSESSOR.

17. THIS SECTION INTENTIONALLY LEFT BLANK.

18. ELECTROMAGNETIC FIELDS. All power lines and electrical appliances that draw electric current have electromagnetic fields ("EMF") around them. Seller has no expertise or information about EMF or the detection of EMF and does not review or monitor research efforts regarding EMF. AS A RESULT, SELLER DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, OR PROVIDE INFORMATION ABOUT THE PRESENCE OR EFFECT OF EMF ON OR IN PROXIMITY TO THE PROPERTY. THE LOCAL ELECTRIC UTILITY COMPANY SERVICING THE PROPERTY OR THE STATE OR LOCAL ENVIRONMENTAL, ENERGY OR HEALTH AGENCIES OR THE REGIONAL OFFICE OF THE ENVIRONMENTAL PROTECTION AGENCY ("EPA") MAY PROVIDE SUCH INFORMATION.

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19. MOLD. Mold, a type of fungus, occurs naturally in the environment and is necessary for the natural decomposition of plant and other organic material. It spreads by means of microscopic spores borne on the wind and is found everywhere life can be supported. Residential home construction is not, and cannot be, designed to exclude mold spores. In order to grow, mold requires a food source, which could exist in the Home in such things as fabric, carpet or even wallpaper, or in building materials, such as drywall, wood and insulation, to name a few. Moisture is also necessary for mold growth. By eliminating excess moisture through good housekeeping and home maintenance practices, homeowners can reduce or minimize mold growth. Not all mold is necessarily harmful, but certain strains of mold have been shown to have adverse health effects in susceptible persons. Seller is not an expert in the study or remediation of mold. Experts disagree about the level of mold exposure that may cause health problems and about the level of any health problems that may be caused by mold. SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, NOR DOES SELLER PROVIDE INFORMATION, ABOUT THE PRESENCE OR EFFECT OF MOLD ON THE PROPERTY. THE CENTER FOR DISEASE CONTROL AND PREVENTION AND THE EPA MAY PROVIDE INFORMATION ABOUT MOLD ISSUES AND PROCEDURES FOR REMEDIATING MOLD PROBLEMS.

20. OFF-SITE IMPROVEMENTS, ETC. Buyer is purchasing the Property during a period of construction, and certain off-site improvements may not be completed at the time of Closing, or other conditions may exist in the Community (e.g., dirt, mud, nails or construction materials/debris in streets and environs) which could cause damage or inconvenience to Buyer.

21. FUTURE DEVELOPMENT. Buyer acknowledges and agrees that Seller or other persons or entities may have the right to develop the Community according to its plans therefor, which may change from time to time, and Seller may build homes that are different from the models, if any, or other homes in the Community, and Seller may sell lots within the Community to other builders. SELLER MAKES NO REPRESENTATIONS CONCERNING THE USE OR DEVELOPMENT OF LAND OR PROPERTIES IN THE VICINITY OF THE PROPERTY THAT SELLER DOES OR DOES NOT OWN.

22. DEFAULTS/REMEDIES AND DAMAGES. Time is of the essence. If any payment, covenant, or responsibility hereunder is not made, tendered or performed as herein provided, there shall be the following remedies:

a. If Buyer is in Default. If any of Buyer's payments, covenants, or responsibilities is not made, tendered, or performed as herein provided, Seller may elect to treat this Contract as canceled, in which case the Earnest Deposit shall be forfeited by Buyer, paid to Seller, and retained by Seller; and Seller may recover such damages as may be proper, or Seller may elect to treat this Contract as being in full force and effect and Seller shall have the right to specific performance or damages, or both.

b. If Seller is in Default. If Seller defaults under any provision of this Agreement and fails to cure such default within fifteen (15) days after receipt of written notice thereof from Buyer, Buyer shall have, as Buyer's sole and exclusive remedy, the right to: (i) terminate this Contract effective as of the date of Seller's receipt of written notice of termination from Buyer and receive a refund of any Earnest Deposit, in which case Buyer specifically waives and relinquishes all legal and equitable remedies it may have under applicable law; or (ii) pursue specific performance of this Contract. Notwithstanding the foregoing, if Seller fails to complete construction within two (2) years from the date Buyer signs this Contract, subject to delays caused by force majeure, Buyer may pursue whatever remedies Buyer may have at law or in equity under applicable law.

c. Limitation on Damages. Any and all damages awarded for breach of contract or tort shall be limited to an amount equal to the actual damages necessary to compensate the injured party. In no event shall consequential, incidental, or punitive damages be recoverable. Buyer's acceptance and assumption of the risks set forth in this Section 22.c. are partial consideration for, and a material inducement to, Seller entering into this Contract, and Buyer acknowledges that the Purchase Price is lower than it would be if not for the provisions of this Section 22.c.

23. ENTIRE AGREEMENT. Buyer's execution of this Contract shall constitute only an offer to purchase the Property until this Contract is properly executed by Seller. This Contract and any Addenda as applicable and listed in Section 31 below and incorporated into this Contract are binding upon Seller only upon execution of this Contract by Seller's Authorized Representative. Only Seller's Authorized Representative has the authority to modify the terms of this Contract, and no salesperson, agent or employee of Seller has the authority to make any oral representation or agreement upon which Buyer may rely to cancel, change, or modify any portion of this Contract. This Contract supersedes any and all prior understandings and agreements and contains the entire agreement of the parties. SELLER AND BUYER ACKNOWLEDGE AND AGREE THAT, EXCEPT AS SPECIFICALLY PROVIDED IN THIS CONTRACT, SELLER HAS NOT MADE ANY REPRESENTATION, WARRANTY, PROMISE, ORAL CONTRACT, STATEMENT OR AGREEMENT TO OR WITH BUYER AS TO ANY MATTER INCLUDING WITHOUT LIMITATION MATTERS CONCERNING THE PROPERTY, THE VALUE OF ANY LOT PREMIUM, THE TOPOGRAPHY, CLIMATE, AIR, WATER, UTILITIES, PRESENT AND FUTURE ZONING, ENVIRONMENTAL CONDITIONS, THE PURPOSES FOR WHICH THE PROPERTY IS SUITED, THE USE OF ADJOINING OR NEARBY PROPERTIES, PERMANENCE OF VIEWS, OR PROPOSED ROUTES OF ROADS AND EXTENSIONS THEREOF, OR THE EFFECT OF ANY STATE OR FEDERAL ENVIRONMENTAL PROTECTION LAW OR REGULATION.

24. DISPUTE RESOLUTION/ARBITRATION/MEDIATION.

a. Alternative Dispute Resolution. Buyer and Seller desire to resolve any dispute between them as quickly, inexpensively, and efficiently as possible, avoiding the expense and delay of court proceedings. The disputes which are subject to this Dispute Resolution section include, without limitation, controversies, disputes, or claims arising under this Contract as related to the interpretation or meaning of any terms of this Contract or the rights and obligations of this Contract, the design, construction and/or repair of the Property, and/or any representations, promises alleged to have been made by the Seller or any of its representatives. Consequently, any claim, dispute, or other matter in controversy, whether based on contract, tort, statute, common law or any legal theory whatsoever including, but not limited to, any claim of fraud or misrepresentation, arising out of or related to this Contract or any subsequent agreement between the parties, or the breach thereof (collectively, "Dispute"), shall be settled according to the following sequence of procedures; provided, however, that either party may seek preliminary judicial relief if, in its judgment, such action is necessary to avoid irreparable damage during the pendency of such procedures. Buyer and Seller shall each bear their own costs and fees incurred in connection with these Dispute Resolution processes. Despite such judicial action, the parties will continue to participate in, and shall not be deemed to have waived, these dispute resolution procedures. The parties' obligations under this Section 24 shall survive Closing and the conveyance of title to the Property, or any termination of this Contract, and shall not be merged in any deed or other document(s). In order to preserve Buyer's and Seller's desire to resolve any Dispute quickly, inexpensively, and efficiently, Buyer

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agrees, for Buyer and Buyer's successors, heirs, and assigns, that Buyer will not vote to approve any amendment to the declaration of any HOA or District affecting the Property that could have the effect of allowing any Dispute to be the subject of court proceedings. Buyer agrees to indemnify, hold harmless, and defend Seller from all loss and expense it may incur, directly or indirectly, as a result of a breach by Buyer of the preceding sentence.

b. Negotiation and Seller's Right to Inspect and/or Repair. When either Buyer or Seller believes a Dispute has arisen, that party shall notify the other party in writing of the nature and details of the dispute. Within fifteen (15) days, a meeting shall be held between the parties to begin a good faith attempt to negotiate a resolution. If the Dispute arises out of a condition at the Property, Seller expressly reserves the right prior to Closing, and Buyer hereby gives Seller the right to enter upon the Property after Closing at mutually agreeable times, to inspect and/or repair any defects or problems Buyer may contend exist on the Property. This right to inspect and Seller's decision as to whether to offer to perform repairs shall be a required step in this negotiation phase of the Dispute resolution process and a condition precedent to the commencement of mediation and arbitration. Seller shall have 60 days to inspect and repair any such alleged problems or defects, except that if it is commercially impractical for Seller to complete such inspection and repairs within 60 days, Seller shall have such longer period as reasonably necessary under the existing circumstances to do so. The parties hereby agree that the Closing Date may be extended to allow time for Seller to complete such inspection and repairs. It is a condition precedent to arbitration or any other formal legal proceeding against Seller, that Buyer allow Seller to inspect and/or offer to repair any alleged problems with the Property as set forth in this Section 24. Notwithstanding any other provision of this Contract, if Closing occurs prior to the resolution of such Dispute, and Buyer fails to allow inspection and/or repair of any defects or problems that Buyer contends exist on the Property prior to initiating formal legal proceedings against Seller, Seller may exercise the right of specific performance to enforce this right of inspection and repair and may seek equitable relief in any court of competent jurisdiction.

c. Mediation. If negotiation does not resolve the Dispute, Buyer and Seller shall submit the matter to a mediator, whose role is to facilitate further negotiation between the Buyer and Seller. The mediator will not have power to decide how to resolve the Dispute, but will use recognized mediation techniques to assist Buyer and Seller in making a decision. Buyer and Seller agree to good faith, meaningful participation in the mediation.

d. Arbitration. If the Dispute is not resolved by mediation, Buyer and Seller shall submit the matter to binding arbitration. This means that power to decide the outcome of the Dispute will be assigned to the arbitrator, and Buyer and Seller agree to accept the decision of the arbitrator as final and binding on Buyer and Seller. Judgment may be enforced in any court having jurisdiction. In making this agreement, Buyer and Seller are waiving all rights to appeal the decision of the arbitrator to a court of law and are waving their rights to file a lawsuit and to have a jury resolve any dispute between them. Colorado law and the Colorado Rules of Civil Procedure and Evidence shall apply to the arbitration proceeding. Buyer and Seller shall mutually agree on an arbitrator. The arbitrator must be a licensed attorney with a minimum of five (5) years' experience in construction and contract law. If Buyer and Seller cannot agree on the selection of an arbitrator within thirty (30) days after the request of either Buyer or Seller, then either Buyer or Seller may apply to the presiding judge of the district having jurisdiction for the appointment of an arbitrator.

e. Involvement of Other Entities. If Buyer and Seller become involved in a Dispute, Seller shall have the option, at its sole and absolute discretion, to join and/or involve in mediation or arbitration any person or entity which is or may be liable to Seller for all or part of the Buyer's claim against Seller.

f. Buyer and Seller Acknowledgment. Buyer and Seller understand that by signing this Contract they are waving their legal rights to file a lawsuit in any court of competent jurisdiction to resolve any Dispute between them. This means the final decision on any Dispute will be made by an arbitrator and not by a judge or jury. They are not waiving their right to employ legal counsel at their own expense to assist them in any phase of the process. The provisions of this Section 24 are an essential element and part of this Contract for the purchase of the Property, and shall survive the Closing.

25. SOILS. Buyer hereby acknowledges that Buyer has been advised by Seller and Buyer understands that the soils within the State of Colorado consist of both expansive soils and low density soils which may result in shifting, settling, heaving, or other movement of the foundation or otherwise result in damage to the structural or other parts of the Home and the Property upon which it sits. Buyer further acknowledges receipt of a summary report of the soils analysis and site recommendations, in addition to a copy of a publication detailing the problems associated with expansive soils and the building methods to address problems associated with construction on such soils and suggestions for care and maintenance as required by C.R.S. § 6-6.5-101. Soil investigations and tests have been made in the Community in which the Property is located by an independent soil engineer, and the foundation has been (or will be) installed in substantial accordance with recommendations made by such engineer. Buyer further acknowledges that Seller has given Buyer the opportunity to review a copy of the full soils and foundation investigation to the extent available for the portion of the Community in which the Property is located and which is being developed. BUYER, FOR ITSELF AND BUYER'S HEIRS, ADMINISTRATORS, EXECUTORS, ASSIGNEES, AND TENANTS ACCEPTS THE SOIL CONDITIONS OF THE PROPERTY AND FOUNDATION DESIGN, FLOOR SLABS, FOOTINGS AND/OR CAISSONS INSTALLED THEREON WITHOUT ANY EXPRESS WARRANTIES OTHER THAN THOSE CONTAINED IN SELLER'S WARRANTY PROGRAM. BUYER ACKNOWLEDGES THAT BASEMENT SLABS ARE DESIGNED TO MOVE, THAT SELLER HAS MADE NO REPRESENTATIONS WHATSOEVER AS TO THE ADVISABILITY, APPROPRIATENESS OR IMPACT TO FINISHING THE BASEMENT, AND THAT SELLER SHALL NOT BE RESPONSIBLE FOR DAMAGES TO FINISH WORK OR PERSONAL PROPERTY ARISING OUT OF BUYER'S DECISION TO FINISH THE BASEMENT OR USE IT AS LIVING SPACE. The provisions of this Section 25 shall survive the Closing. Buyer hereby covenants and agrees to maintain the grading, swales, and drainage patterns established by Seller. If Buyer changes or fails to maintain said grades, swales, and drainage patterns, Seller shall be relieved of any responsibility for damages caused by improper drainage, and Buyer shall indemnify, hold harmless and defend from any and all costs, expenses, damages, and liabilities including, but not limited to, attorneys' fees, incurred by Seller arising from or in any way related to Buyer's change of or failure to maintain said grades, swales and drainage patterns. Finally, Buyer acknowledges that Buyer has read all disclosed documents and understands the contents thereof after having the opportunity to review the documents with legal counsel, engineers, or other consultants of Buyer's own choosing.

26. TERMINATION BY SELLER. If Seller is unable to perform any of its obligations hereunder, because (a) after making commercially reasonable efforts, Seller is unable to obtain building permits, certificates of occupancy, or other governmental approvals; or (b) any other circumstance occurs that is beyond the reasonable control of Seller, Seller may terminate this Contract by notice to Buyer, whereupon the Earnest Deposit and any interest earned thereon shall be returned to Buyer. This right of termination is in addition to, and not in lieu of, any other rights of Seller hereunder.

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27. PROHIBITION AGAINST ASSIGNMENT. This Contract is personal to Buyer and shall not be assigned by Buyer without the prior written consent of Seller, which may be withheld in its sole discretion.

28. SUCCESSORS/ASSIGNEES/POWER OF ATTORNEY. This Contract shall be binding upon and inure to the benefit of the respective heirs, personal representatives, successors and assignees of the Buyer and Seller, subject to the conditions herein contained. If Buyer is more than one person, each Buyer hereby appoints the other Buyer as an attorney-in-fact, coupled with an interest, empowered to execute any Construction Change Orders, riders, amendments, modifications or addendums to this Contract.

29. NOTICES. All written notices required or permitted under this Contract shall be effective upon personal delivery, when faxed, e-mailed to Seller or Buyer, or upon deposit in the U.S. mail, first class, registered or certified with postage prepaid, addressed to the respective parties at the addresses specified in this Contract or to such other address as either party shall specify in the manner provided in this Section 31.

30. GENERAL PROVISIONS. The laws of the State of Colorado shall govern the construction of and interpretation of this Contract. The parties hereto intend that the provisions of this Contract shall be binding upon them to the extent enforceable under Colorado law. If any provision or any portion of a provision of this Contract or of any other document to be executed in connection with this Contract is deemed to be unenforceable, such unenforceability shall not affect the remaining portion of that provision or of any other provision of this Contract or such other document, as each provision of this Contract and of all such other documents shall be deemed to be severable from all other provisions of this Contract and such other documents. If there is more than one Buyer, the obligations hereunder imposed upon Buyer shall be joint and several. Captions and subheadings are included in this Contract for ease of reference and have no substantive effect on the terms or conditions of this Contract. This Contract may be executed by electronic means via DocuSign. Such signatures shall be deemed to constitute originals for all purposes hereunder. In addition, if either party transmits executed documents in electronic format via facsimile or email, then the other party may rely upon such documents as if they were executed originals. The parties further agree that this Contract may be executed in multiple counterparts by separate signature page, each of which may be deemed an original, and all such counterparts together shall constitute one and the same Contract.

31. ADDENDA; ADDITIONAL DOCUMENTS.

a. Buyer acknowledges receipt of the following documents and understands that such documents are part of the Agreement:

- Construction Change Order
- Addendum No.1 Notice of Seller's Business Affiliations
- Addendum No. 1-A Builder's Incentive and Concessions Addendum
- Addendum No. 2 Community Specific Addendum
- Addendum No. 4 Broker's Commission Agreement
- Addendum No. 16 Radon Passive System Addendum
- Addendum No. 19 Home Energy Rating and Energy Options Disclosure
- Smart Home Disclosure
- Notice of Collection and Sharing of Personal Information

b. Buyer acknowledges that Buyer may, as applicable, receive one or more of the following documents which, as marked below, will be deemed part of the Contract:

- ☒ Addendum No. 2-A Newly Constructed Residence Metropolitan District Disclosure
- ☒ Addendum No. 3 Additional Provisions
- ☒ Addendum No. 4-A Broker Commission Agreement – Seller Broker Disclosure
- ☐ Addendum No. 6 Contingency
- ☐ Addendum No. 6-A Preferred Listing Program
- ☐ Addendum No. 7 Allowing Earnest Deposit to Be Paid in Installments
- ☒ Addendum No. 12 Investment Property
- ☐ Addendum No. 18 Commission Addendum
- ☐ Interest Rate Addendum

BUYER ACKNOWLEDGES HAVING READ ALL TERMS OF THIS CONTRACT AND HAVING HAD THE OPPORTUNITY TO RECEIVE LEGAL ADVICE REGARDING THE MEANING OF THE TERMS. BUYER FURTHER ACKNOWLEDGES THAT BUYER INTENDS TO BE LEGALLY BOUND BY THE TERMS AND ACCEPTS THEM WITHOUT ANY CONSIDERATION OTHER THAN THAT EXPRESSLY SET FORTH HEREIN AND WITHOUT BEING INFLUENCED BY OR RELYING UPON ANY STATEMENT OR REPRESENTATION OF ANY PERSON OR PARTY OTHER THAN AS EXPRESSLY SET FORTH IN THIS CONTRACT.

______________________	1/11/2024	______________________	______
Sales Rep:	Date	**Buyer:** Arrived Holdings, Inc	Date

Current Residence:

Home Phone:
Cell Phone Number.:
Email:
Co-Buyer Cell Phone No:

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______________________________ ________
Date

ADDENDUM NO. 1 TO HOME PURCHASE CONTRACT
NOTICE OF SELLER'S BUSINESS AFFILIATIONS

TO: **Arrived Holdings, Inc**
[Homebuyer(s)]

PROPERTY:

FROM:

DATE: **January 11, 2024**

This is to give you notice that the above referenced Seller has a business relationship with:

The nature of this business relationship is that these companies are corporate affiliates, each being 100% wholly owned by, or by a subsidiary of, the same parent corporation. ("Realty") is also a corporate affiliate of the Seller, being 100% wholly owned by the Seller or another affiliate of the Seller. Because of this relationship, this referral may provide Seller or Realty a financial or other benefit.

Set forth below is the estimated charge or range of charges by each company for settlement services listed. You are **NOT** required to use these companies as a condition of your purchase of the Property from the Seller or as a condition of your application for, or settlement of, a mortgage loan on the Property in connection with your purchase. THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICES. YOU ARE FREE TO SHOP AROUND TO DETERMINE THAT YOU ARE RECEIVING THE BEST SERVICES AND THE BEST RATE FOR THESE SERVICES.

Service	**Charge or Range**	**Service**	**Charge or Range**
Loan Origination Charge:	0% of Loan Amount plus $700.00	Title Services:	$580.00
Processing Fee:	$250.00	Simultaneous Lender's Title Insurance:	$600.00 - $700.00
	An additional 1% of the Loan Amount may apply for certain Affordable Housing Loan Programs	Owner's Title Insurance:	$722.00 - $838.00

Adjustments to Sales Price, Loan Amount and Lender requirements will impact the cost of your title insurance. Mortgage fees may vary depending upon whether the loan is originated or brokered by DHI Mortgage Company, Ltd

Note: If you apply with a Loan Estimate of all settlement charges will be provided to you by Ltd. at or within three business days after loan application.

You may be entitled to additional builder discounts/credits paid by the Seller to purchase multiple settlement services as set forth in the Builder's Incentive and Concessions Addendum to your purchase contract.

is a licensed insurance agent that offers policies of property insurance as agent for one or more insurance companies qualified to transact insurance business in the State of Colorado. You will be provided a separate proposal or quote of the terms and conditions of any policy of insurance offered by in which you express an interest. For comparison purposes, the cost for a hazard insurance policy for a home valued at $600,000 with commonly selected coverage items and deductibles would range between: $400 and $6,772 per annum. The specific premium depends on various factors, including but not limited to, the value of the home, the location of the home, deductibles selected, and the amount of coverage selected. The quote will set out the estimated premium and other charges, or range of charges, by for its insurance products or services.

ACKNOWLEDGMENT:
I/we have read this disclosure form and understand that Seller is referring me/us to purchase the above-described settlement services from and and may receive a financial or other benefit as the result of this referral.

Buyer: Arrived Holdings, Inc Date

1/18/2024
Date

ADDENDUM NO. 1-A TO HOME PURCHASE CONTRACT
BUILDER'S INCENTIVE AND CONCESSIONS ADDENDUM

This BUILDER'S INCENTIVE AND CONCESSIONS ADDENDUM is attached to and made a part of the certain Home Purchase Contract dated **January 11, 2024** between, **Arrived Holdings, Inc ("Buyer")** and regarding the Property therein described (the "Contract"). This Addendum, together with the Contract constitutes the entire agreement between Seller and Buyer with regard to any cost incentives, allowances, adjustments, credits, discounts, rebates, or other builder concessions of any kind or amount (collectively, "Incentives") made, or to be made in conjunction with the use of Seller's preferred mortgage lender by Seller in connection with the sale of the Property to Buyer under the Contract, and there are no agreements regarding such Incentives, whether written or unwritten, expressed or implied, between the parties except as set forth in this Addendum. In the event of any conflict in the terms set forth in this Addendum with any other provisions of the Contract, this Addendum shall control. This Addendum supersedes and replaces any previous Builder's Incentive and Concessions Addendum executed by the parties.

Buyer acknowledges receipt of the Notice of Seller's Business Affiliations (the "Affiliation Notice") and understands that Seller has an affiliation with ( ) and , dba and that Buyer is not required to use either of these affiliated companies as a condition of Buyer's purchase of the Property or Buyer's access to settlement services in connection with the purchase of the Property.

1. **Offer of Finance Incentive**. If Buyer applies to use DHI MORTGAGE for a mortgage loan to finance the purchase of the Property and if the loan is approved and funded by DHI MORTGAGE and closed utilizing the settlement services of DHI TITLE, Seller agrees to pay on behalf of Buyer, or to provide incentives, discounts or credits to Buyer for, the following costs in connection with the sale and financing of the Property:

Finance Incentive/Discounted Settlement Services. Buyer shall be entitled to an incentive **up to the amount of $10,000.00,** which amount is to be applied towards Buyer's payment of usual and customary closing costs charged to Buyer by DHI Mortgage or other settlement service providers (including temporary buydowns, if applicable). No portion of this amount may be used as a credit towards, or in partial payment of, the Purchase Price of the Property or disbursed to Buyer. Any excess unused incentive is forfeited by Buyer.

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2. **Preferred Lender**. More information regarding DHI Mortgage Company, Ltd. is available at:

THE UNDERSIGNED ACKNOWLEDGE THAT EACH OF THEM HAS READ THIS BUILDER'S INCENTIVE AND CONCESSIONS ADDENDUM TO THE CONTRACT AND AGREE TO THE TERMS, CONDITIONS AND LIMITATIONS CONTAINED HEREIN.

________________________________ ________
Buyer: Arrived Holdings, Inc Date

________________________________ ________
Date

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ADDENDUM NO. 2 TO HOME PURCHASE CONTRACT

NORTHRIDGE ESTATES
COMMUNITY SPECIFIC ADDENDUM

dated January 11, 2024
(Original Contract Date)

And

("Seller")
as more specifically defined in the Purchase Contract.

THIS ADDENDUM ("ADDENDUM") IS ATTACHED TO AND MADE A PART OF THAT CERTAIN HOME PURCHASE CONTRACT ("CONTRACT") REGARDING THAT PARCEL OF REAL ESTATE IN THE NORTHRIDGE ESTATES ("COMMUNITY"), LOCATED IN WELD COUNTY ("COUNTY"), COLORADO THAT IS MORE SPECIFICALLY DESCRIBED IN THE CONTRACT. IF AND TO THE EXTENT THAT THIS ADDENDUM CONFLICTS WITH ANY OTHER PART OF THE CONTRACT, THEN THIS ADDENDUM SHALL GOVERN. ALL DEFINED TERMS SET FORTH IN THE CONTRACT SHALL HAVE THE SAME MEANING HEREIN, UNLESS OTHERWISE SPECIFICALLY PROVIDED TO THE CONTRARY.

BUYER AND SELLER UNDERSTAND, ACKNOWLEDGE AND AGREE THAT:

I. BUYER HAS RECEIVED COPIES OF EACH OF THE FOLLOWING DOCUMENTS:

A. Contract and Construction Change Order, subject to acceptance by Seller's Authorized Representative;

B. A Guide to Swelling Soils for Colorado Homebuyers and Homeowners (Colorado Geological Survey Special Publication No. 43);

C. Lot Soils Summary Report;

D. Homeowners Association or Metropolitan District Governing Documents, including any Service Plan, Declaration of Covenants, Conditions and Restrictions, By-Laws, and Articles of Incorporation including any Amendments, and Design Guidelines (the "Governing Documents"), if applicable;

E. A sample of The Limited Warranty 10 Year Written Warranty for New Homes from Residential Warranty Company, LLC;

F. Homeowner's Warranty and Information Manual and Customer Care information;

G. List of businesses that offer residential solar installation services, derived from a Master List of Colorado Solar Installers maintained by the Governor's Energy Office which may be viewed in its entirety at

H. Native Grasses Information Document

I. Northridge Estates 1st Replat Final Plat

J. A brochure about Radon in Real Estate Transactions in Colorado published by the Colorado Department of Public Health and Environment.

K. SPECIFY ANY AND ALL DISCLOSURES/AGREEMENTS FOR BUYERS TO RECEIVE COPY OF AT TIME OF CONTRACT

Buyer hereby acknowledges that Buyer has received each of the documents listed above.

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II. COMMUNITY AND PLAN SPECIFICS:

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A. **School Information:** School District information is as follows: Weld County School District 6; Enrollment criteria and school boundaries are subject to change due to, but not limited to, the addition of new schools.

B. **Metro District and/or Homeowners Association Information:** Buyer(s) agree(s) to pay all assessments and charges made as to or against the Property by the Northridge Estates Metropolitan Districts 1-3 ("Districts"). The Northridge Estates Metropolitan District No. 1's 2023 mill levy was 64.098 mills, is subject to change in subsequent years and is currently capped 60 mills. The Northridge Estates Metropolitan District No. 2's 2023 mill levy was levy is 60.652 mills, is subject to change in subsequent years and is currently capped 60 mills. The Northridge Estates Metropolitan District No. 3's 2023 mill levy was 60.000 mills, is subject to change in subsequent years and is currently capped 60 mills. These mill levy amounts are likely to change for 2024 but will not be confirmed until the January 10, 2024 mill levy certification deadline. The imposition of an Operations and Maintenance fee not to exceed $80 per month was approved by the Metro District Board in 2023 to be implemented in 2024 following anticipated approval by the City of Greeley. . There is a one-time transfer fee of $325.00 and a $125 status letter fee, both payable by Buyer at Closing. The District provides common and native area grounds maintenance which includes, but is not limited to: snow removal on arterial street sidewalks, walks adjoining parks and open space, community fencing, community monumentation, underdrain system maintenance as well as other services to the Community. See Addendum No. 2-A (Newly Constructed Residence Metropolitan District Disclosure) for additional information about the District. To obtain more information about the District, you may contact Centennial Consulting Group, Attn: Alex Carlson, Email: northridgeestates@ccgcolorado.com, phone: (970) 484-0101.

C. **Mailbox Type**: The locations of cluster mailboxes have been determined by the United States Postal Service. Buyer may check with Sales Associate for location of mailboxes. The exact locations and keys for individual mailboxes are assigned by United States Postal Service after Closing.

D. **Utility Notification and Availability:** Buyer is responsible for notifying utility companies and service providers prior to the Closing Date to transfer the account or to turn on service. **PRIVATE UTILITY AND SERVICE PROVIDERS FOR SERVICES SUCH AS TELEPHONE, CABLE, AND INTERNET ESTABLISH THEIR INSTALLATION SCHEDULES. ACCORDINGLY, SUCH SERVICES MAY NOT BE AVAILABLE TO THE PROPERTY AT TIME OF CLOSING, SELLER IS NOT RESPONSIBLE FOR DELAYS IN THE INSTALLATION OF SUCH SERVICES.** The Home may not be wired to accommodate all cable and internet technologies, providers, and/or equipment, including without limitation fiber optics. Buyer should investigate available providers to understand the applicable technology requirements and determine whether connecting to such technology will result in additional expense to Buyer.

E. **Source of Water Disclosure:** The source of Potable Water for the Property is:

__ A Well;

X A Water Provider, which can be contacted as follows:

NAME:
ADDRESS:

WEBSITE:
TELEPHONE:

SOME WATER PROVIDERS RELY, TO VARYING DEGREES, ON NONRENEWABLE GROUND WATER. YOU MAY WISH TO CONTACT YOUR PROVIDER TO DETERMINE THE LONG-TERM SUFFICIENCY OF THE PROVIDER'S WATER SUPPLIES.

F. **Oil and Gas Activity Disclosure:**

(i) **THE SURFACE ESTATE OF THE PROPERTY AND THE SURROUNDING AREAS MAY BE OWNED SEPARATELY FROM THE UNDERLYING MINERAL ESTATE, AND TRANSFER OF THE SURFACE ESTATE DOES NOT NECESSARILY INCLUDE TRANSFER OF THE MINERAL ESTATE. THIRD PARTIES MAY HOLD INTERESTS IN OIL, GAS, OR OTHER MINERALS AND THEY MAY HAVE RIGHTS TO ENTER AND USE THE SURFACE ESTATE OF THE PROPERTY TO ACCESS THE MINERAL RIGHTS. THE RIGHTS TO ACCESS THE MINERAL RIGHTS AND USE THE PROPERTY MAY BE GOVERNED BY A SURFACE USE AGREEMENT, A MEMORANDUM OR OTHER NOTICE OF WHICH MAY BE FILED WITH THE COUNTY CLERK AND RECORDER. THE OIL AND GAS ACTIVITY THAT MAY OCCUR ON OR ADJACENT TO THIS PROPERTY MAY INCLUDE, BUT IS NOT LIMITED TO SURVEYING, DRILLING, WELL COMPLETION OPERATIONS, STORAGE, OIL AND GAS, OR PRODUCTION FACILITIES, PRODUCING WELLS, REWORKING OF CURRENT WELLS, GAS GATHERING AND PROCESSING FACILITIES AND STORAGE FACILITIES.**

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BUYER IS ENCOURAGED TO SEEK ADDITIONAL INFORMATION REGARDING OIL AND GAS ACTIVITY ON OR ADJACENT TO THIS PROPERTY, INCLUDING INFORMATION RELATED TO DRILLING PERMIT APPLICATIONS. THIS INFORMATION MAY HAVE BEEN FILED FOR AND/OR APPROVED, MAY BE AVAILABLE FROM THE COLORADO OIL AND GAS CONSERVATION COMMISSION.

(ii) Buyer acknowledges that there may be ongoing oil and gas operations and production in in the vicinity of the home being purchased or within or proximate to the Community in which the home is located. There may be additional future wells drilled and oil and gas operations and production that affect the surface of surrounding properties. Heavy equipment and lighting may be used by oil and gas operators from time to time for oil and gas production or development operations, and such operations may be conducted twenty-four (24) hours a day. Oil and gas operations may result in increased traffic, noise, light and dust, all of which may impact the Community and homes located therein. Seller is not responsible or liable for any such impacts caused by current or future oil and gas operations. Buyer is encouraged to seek additional information regarding such operations from the Colorado Oil and Gas Commission.

G. **Contiguous Area Land Use Disclosure:** Buyer acknowledges and agrees that Seller makes no representations regarding any of the property in the area surrounding the Community where the Home is located. Development of the Community and the area surrounding it is an ongoing process and is therefore subject to change at any time. If Buyer is concerned about the property contiguous to or near the Community, Buyer should investigate and consult with the zoning and planning department for the applicable municipality and county in order to understand the permitted uses as well as any approvals or pending applications for the surrounding area.

H. **Landscaping / Maintenance Responsibilities:** Seller will install landscape improvements included in the Contract to the extent reasonably possible during the planting season (typically April 1st through October 1st) unless restricted due to matters beyond Seller's control, to include, but not limited to, the following:

1. Weather delays or non-planting season; and
2. Water restrictions that do not allow for proper watering cycles for new sod or other landscape improvements or that otherwise make inadvisable the installation of new sod or other landscape improvements.

At Closing Buyer will receive a copy of the Improvement Location Certificate and Grade Certificate.

Buyer shall permit Seller (and its employees, contractors, and other agents) access to the Property after Closing for purpose of establishing, modifying or re-establishing grading and drainage patterns and installing the landscape improvements. Buyer must follow the guidelines provided by Seller for care of installed landscape improvements after Closing.

No landscape improvements shall be placed within five feet (5') of foundation walls. This is because watering of vegetation in these areas can penetrate to foundation depths and cause damage to the foundation. The Governing Documents and "A Guide to Swelling Soils for Colorado Homebuyers and Homeowners (Colorado Geological Survey Special Publication No. 43)" contain information regarding landscaping and maintenance of these areas.

The Governing Documents for the Community require that any landscape improvements be approved by the Design Review Committee prior to installation. Backyard landscaping, per the Design Guidelines, must be completed within one hundred and eighty (180) days after Closing. If Closing is after October 1st, the owner has until the following October 1st to complete landscaping installation.

I. **Fencing:** Fencing, if included in the Contract, may be installed either before or after the Closing, at Seller's discretion. All fencing installed by Seller, if any, shall: be subject to modification in order to conform to field constraints, grade, utility meters, Governing Documents, building codes, and corner or irregularly shaped lots; wherever reasonably possible, include a gate to be installed on the garage side of the Home; and, vary with the type of lot. If Buyer alters drainage and grading patterns on the Property, Seller may elect to refuse to install any fencing until those patterns have been restored. If Buyer has not restored grading and drainage patterns by the time of Seller's scheduled fencing installation, if any, Seller may restore the patterns and Buyer shall be obligated to promptly reimburse Seller for the cost of doing so. Side and rear yard fencing must be 4' 3-Rail fencing with Community specific wood stain. Drawings and additional details are available in the Rules and Regulations.

J. **General Items:**

1. The height and amount of stone on the exterior elevations may vary from models or other homes in production.

2. The location of the standard electrical panel, attic access and rough-in plumbing, if any, in the lower level may vary from models or other homes in production.

3. Interior light fixtures, exterior light fixtures, switches, outlets, and wiring locations will be located as determined in Seller's sole discretion and may vary from the model homes or from other homes in production (see Sales Associate for details).

4. Building materials, specifications, design elements, standards and optional features may vary from one Seller community to another and from one plan to another within the same community. A model or completed home in one community may not accurately reflect the exterior or interior of a similar model or plan in production in another community. Such variations may apply even when Plan Name or Plan Number are the same.

5. Buyer understands that areas adjacent to the foundation and areas that had been trenched for utilities may settle over time and may not be suitable for construction of additional improvements (e.g. patios, sidewalks, etc.) without soil treatment and/or compaction

K. **Community-Specific Disclosures:**

1. **Adjacent Natural Gas Pipeline Easement:** According to an Agreement and Partial Release recorded at Reception No. 1861035, Records of Weld County, Colorado, a 70-foot wide Colorado Interstate Gas easement, running north-south, lies east of 61st Avenue adjacent to the northeastern portion of the Community. As of July 2020, the Pipeline and Hazardous Materials Safety Administration's National Pipeline Mapping System (the "NPMS") identifies three natural gas transmission pipelines within the easement area. Kinder Morgan is the owner and operator of the Colorado Interstate Gas pipelines. According to a Kinder Morgan representative as of July 2020, the three pipelines consist of a 22-inch natural gas pipeline that was installed in 1956 (upgraded in 1980), a 20-inch natural gas pipeline that was installed in 1978, and a 24-inch natural gas pipeline that was installed in 2002, and all three pipelines carry, and have always carried, natural gas. Additional information regarding the pipelines and Kinder Morgan and Colorado Interstate Gas can be found by visiting the Kinder Morgan website at https://pipeline.kindermorgan.com or by calling Kinder Morgan at (713) 369-9000.

III. SELECTIONS AND OPTIONS:

A. **Design Package Selections:** Where the Home is not completed or past the stage of selection, Buyer shall complete all design package selections ("Design Package Selections") and sign the Construction Change Order prior to or at the time of the execution of the Contract. All Design Package Selections shall be final.

○ Selection made at time of contract
☒ Not Applicable: Home is completed or past the stage of selection

Notwithstanding the foregoing, at Seller's sole discretion Seller may require that the total cost of a Design Package Selection be paid by Buyer as an Additional Deposit, in various situations including, without limitation, where Seller has agreed to a house-to-sell contingency. In no event shall Seller have any obligation to refund Additional Deposits.

B. **Design Package Selections:** If the Design Package Selections chosen by Buyer are not available, Seller shall advise
Buyer of other available selections. Upon making such substitute selections, such selections shall be binding on Buyer.

C. **Selections Not on Construction Change Order Will Not Be Included in Home:** If a Design Package Selection or any other Home feature or option is not written on a Construction Change Order, it will not be included in the Home or on the Property. Buyer understands that any desired selections must be in writing on the Construction Change Order and accepted by Seller. The Sales Associate is not responsible for Buyer's verbal request for selections.

D. **Variations in Colors and Materials:** Products throughout the Home will vary in color due to product characteristics and types of finishes. This can be significant among such components as wood products, flooring and floor covering, tile, granite, and exterior finishes. Exterior paint, brick, and stone colors, which Buyer must select at the Signing Date, unless previously selected due to stage of construction, may vary from samples. Seller will not replace any selected item due to variation in color or grain.

E. **Seller's Right to Substitute Materials:** Seller has the right, at any time, to substitute, without obtaining the consent of the Buyer, any materials or fixtures of substantially comparable quality or functionality: (i) as may be required, authorized, or approved by applicable development and design guidelines, any governmental entities or agencies having jurisdiction; (ii) as Seller may deem appropriate provided such changes do not impair the quality of construction; (iii) as may be dictated

Initials ________ 1/12/2024
Buyer Date

by changes in or by subcontractors and/or suppliers; or (iv) to accommodate changes in development or construction due to deviations from expected conditions or warranty issues. Seller shall have the right to delete or omit any option or change requested and/or ordered by Buyer; however, in such event, the Purchase Price will be reduced by the amount, if any, that it was increased for such omitted or deleted item.

IV. SOILS REPORT AND PUBLICATIONS; SLAB-ON GRADE/STRUCTURAL FLOORING:

BUYER AND SELLER UNDERSTAND, ACKNOWLEDGE, AND AGREE THAT THE FOLLOWING IMPORTANT DISCLOSURES HAVE BEEN MADE TO BUYER:

Seller has advised Buyer that soils within Colorado consist of both expansive soils and low-density soils which may result in shifting, settling, heaving, or other movement of the foundation or otherwise result in damage to the structure, concrete flatwork, or other parts of the Home. Buyer acknowledges receipt of the following reports: (a) Special Publication No. 43, A Guide to Swelling Soils for Colorado Homebuyers and Homeowners; and (b) summary report of the soils and foundation investigation for the Lot. Buyer also acknowledges and agrees that Seller has given Buyer the opportunity to view a copy of the full soils and foundation investigation to the extent available for that portion of the Community in which the Property is located and which is being developed. Seller has also given Buyer the opportunity to review a map of that portion of the Community currently being developed reflecting the varying swell potentials of the lots therein. Buyer acknowledges that Seller may be developing the Community in phases and that a full Soils and Foundation investigation may only be available for the current phase of the Community under development or may be available only directly from Seller's engineer.

A. Buyer understands that the swell potential may vary from lot to lot in the community in which the Property is located and that other lots in the community may have a lower or higher swell potential

B. The Home constructed or to be constructed on the Lot may contain slab-on-grade construction in certain areas, including the basement, if the site-specific soils report for the Lot (a copy of which has been or will be provided to Buyer) states that slab-on-grade construction is allowed, subject to the associated risk factors and tolerances identified by the soils engineer.

C. Buyer acknowledges that slab-on-grade construction may heave and crack as a result of wetting of expansive soils. Even on low rated sites, with a swell potential less than 2%, and moderate rated sites, with a swell potential of between 2% and 4%, slab movements of 1 to 3 inches are considered normal. If the Home has an unfinished basement with slab-on-grade construction to which Buyer anticipates making building improvements after Closing, Buyer should first consult a qualified design professional or contractor to learn the necessary techniques for finishing basements over a slab-on-grade floor. In the event warranty work must be performed in such areas, Seller will not be responsible for improvements made to the Home by Buyer.

D. Seller has been advised by certain soils consultants and discloses to the Buyer that structural floors are an alternative method of construction. When a home is constructed with a structural floor, Buyer is responsible for maintenance of any humidistat and ventilating fan located under the structural floor or within the crawl space.

V. INSULATION: BUYER AND SELLER UNDERSTAND, ACKNOWLEDGE, AND AGREE THAT:

Seller shall install insulation in construction of the Residence in compliance with the following table. The table indicates R-values and thickness of insulation installed in various areas within the Property. R-values and thicknesses are shown for both fiberglass and rockwool insulation. Either fiberglass or rockwool may be used in those areas listed in the table. A certification will be affixed to the house after the insulation has been installed which will indicate fiberglass or rockwool was installed. Thicknesses and R-values given are as represented by the manufacturer. Thicknesses specified below may vary when framing details do not permit such installation.

AREAS OF HOME	TYPE OF INSULATION	THICKNESS	R-VALUE
Top Floor Ceilings - Flat	Blown	17"	60
Top Floor Ceilings – Short Truss Sections	Blown	10-12"	26
Top Floor Ceilings - Other than Flat	Fiberglass Batts	NA	NA
Exterior Walls & Fireplaces	Fiberglass Batts	5.5"	21
Cantilevers & Floors Over Garages	Fiberglass Batts	11-12"	38
Rim or Band Joist Areas	Unfaced Fiberglass	4"	21
Crawl Space Walls (if applicable) - to frostline	Unfaced Fiberglass	5.5"	19

BUYER HEREBY ACKNOWLEDGES THAT BUYER HAS RECEIVED THE DOCUMENTS LISTED IN SECTION I., DISCUSSED COMMUNITY-SPECIFIC

INFORMATION DESCRIBED IN SECTION II. WITH THE SALES REPRESENTATIVE, AND FURTHER UNDERSTANDS, ACKNOWLEDGES AND AGREES TO ALL PROVISIONS OF THIS ADDENDUM NO. 2.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ, REVIEWED AND UNDERSTOOD THIS COMMUNITY SPECIFIC ADDENDUM, HAVE SIGNED THIS COMMUNITY SPECIFIC ADDENDUM ON THE DATE SHOWN BELOW.

______________________	1/11/2024	______________________	________
Sales Rep:	Date	**Buyer:** Arrived Holdings, Inc	Date

Initials ________ 1/12/2024
Buyer Date

ADDENDUM NO. 3 TO PURCHASE CONTRACT

ADDITIONAL PROVISIONS

Dated January 11, 2024

(Original Contract Date)

Between Arrived Holdings, Inc ("Buyer")

IF AND TO THE EXTENT THAT THIS ADDENDUM CONFLICTS WITH ANY OTHER PART OF THE PURCHASE CONTRACT ("CONTRACT"), THEN THIS ADDENDUM SHALL GOVERN. ALL TERMS AND PROVISIONS SET FORTH IN THE CONTRACT SHALL HAVE THE SAME MEANING HEREIN, UNLESS OTHERWISE SPECIFICALLY PROVIDED TO THE CONTRARY.

BUYER AND SELLER UNDERSTAND, ACKNOWLEDGE AND AGREE THAT:

The tentative date for Closing is January 31, 2024. Purchaser acknowledges that the tentative date for Closing is an estimated date and that the actual Closing may occur before or after this date. Not less than five (5) days prior to the actual Closing date, Seller shall notify Purchaser of the final date and time for Closing.

______________________	1/11/2024	______________________	1/12/2024
Sales Rep:	Date	**Buyer:** Arrived Holdings, Inc	Date

______________________ ________
Date

ADDENDUM NO. 16 TO HOME PURCHASE CONTRACT

RADON SYSTEM ADDENDUM

dated January 11, 2024
(Original Contract Date)

Between Arrived Holdings, Inc ("Buyer")

This Radon System Addendum (this "Addendum") is attached to and made a part of that certain Home Purchase Contract (the "Contract") between Seller and Buyer regarding the Property. Capitalized terms not defined herein shall have the meaning assigned to them in the Contract. Notwithstanding any other provision of the Contract, Seller and Buyer agree as follows:

1. In the event of a conflict between the terms and provisions of this Addendum and any other terms and provisions of the Contract, this Addendum shall control as to all matters addressed within this Addendum.

1. Seller has disclosed to Buyer and Buyer understands and acknowledges the following (the "Disclosed Matters") regarding the Property and the Subdivision:

a. **THE COLORADO DEPARTMENT OF PUBLIC HEALTH AND ENVIRONMENT STRONGLY RECOMMENDS THAT ALL HOME BUYERS HAVE AN INDOOR RADON TEST PERFORMED BEFORE PURCHASING RESIDENTIAL REAL PROPERTY AND RECOMMENDS HAVING THE RADON LEVELS MITIGATED IF ELEVATED RADON CONCENTRATIONS ARE FOUND. ELEVATED RADON CONCENTRATIONS CAN BE REDUCED BY A RADON MITIGATION PROFESSIONAL.**

b. **RESIDENTIAL REAL PROPERTY MAY PRESENT EXPOSURE TO DANGEROUS LEVELS OF INDOOR RADON GAS THAT MAY PLACE THE OCCUPANTS AT RISK OF DEVELOPING RADON-INDUCED LUNG CANCER. RADON, A CLASS A HUMAN CARCINOGEN, IS THE LEADING CAUSE OF LUNG CANCER IN NONSMOKERS AND THE SECOND LEADING CAUSE OF LUNG CANCER OVERALL. THE SELLER OF RESIDENTIAL REAL PROPERTY IS REQUIRED TO PROVIDE THE BUYER WITH ANY KNOWN INFORMATION ON RADON TEST RESULTS OF THE RESIDENTIAL REAL PROPERTY.**

c. Seller has not conducted a radon test or tests on the Property.

d. Seller has no records or reports pertaining to (i) radon concentrations within the Property or (ii) any mitigation or remediation with respect to radon performed at the Property (other than the radon mitigation System described below).

e. Seller is building the home on the Property to include an active soil depressurization (radon mitigation) system (the "System"). Buyer should not perform any construction or repairs or take any other action that will modify, impair or interfere with the System and/or its operation. Buyer should satisfy itself as to any restrictions and obligations that may apply regarding the System. Attached hereto as Exhibit A is a sample detail of a typical System, although the specific System installed in the Property may vary. **SELLER CANNOT GUARANTEE THAT RADON WILL NOT ENTER THE HOME WITH THE SYSTEM, OR ANY RADON-REDUCTION SYSTEM. SELLER IS PROVIDING NO WARRANTY WHATSOEVER WITH RESPECT TO THE SYSTEM.**

f. **SELLER IS NOT RESPONSIBLE FOR ANY RADON GAS OR RELATED SUBSTANCES THAT MAY BE ON OR NEAR THE SUBDIVISION OR THE PROPERTY OR IN THE HOME ON THE PROPERTY AFTER IT IS CONSTRUCTED.**

g. Seller has provided to Buyer a copy of the most recent brochure published by the Colorado Department of Public Health and Environment in accordance with C.R.S. §25-11-114(2)(a) that provides advice about radon in real estate transactions in Colorado.

h. Additional information about radon can be found by (i) visiting the website for the U.S. Environmental Protection Agency (the "EPA") at or calling the EPA, at (or (ii) visiting the website for the Colorado Department of Public Health and Environment at https://cdphe.colorado.gov/radon-and-real-estate or calling (303) 692-3442.

2. Except as stated in this Addendum, Seller, its parent, subsidiaries and affiliates, and each of their respective officers, directors, employees, agents, heirs, personal representatives, successors, and assigns (the "Seller Parties"), have not made and do not make any warranties, representations, promises or statements of any kind, whether written or oral, express or implied, with regard to the Subdivision, the Property or the home located on the Property concerning (a) the presence or absence of radon gas: (i) in the soils beneath or adjacent to the Property; or (ii) in or near the home on the Property prior to, on or after closing; (b) environmental conditions at or emanating from the Property; or (c) existing or potential environmental effects associated with any of the same or from any other radon sources not specifically identified

herein. The Seller Parties make no representation or warranty of any kind, express or implied, regarding the effectiveness of any architectural or engineering activities for reducing the presence of radon.

3. THE DISCLOSED MATTERS MAY ADVERSELY AFFECT (I) THE VALUE OF THE PROPERTY OR THE HOME ON THE PROPERTY, AND/OR (II) THE USE, ENJOYMENT AND/OR OWNERSHIP OF THE PROPERTY OR THE HOME ON THE PROPERTY BY THE BUYER AND/OR BUYER'S HEIRS, SUCCESSORS, INVITEES, LICENSEES, ASSIGNS, AND LEGAL REPRESENTATIVES (THE "BUYER PARTIES").

4. Buyer acknowledges that this Addendum: (i) is not intended to, and does not, constitute a full disclosure of all conditions that might affect the Subdivision, the Property or the home on the Property; and (ii) does not relieve Buyer from its obligations to investigate the Subdivision, the Property or the home on the Property to satisfy itself that the Subdivision and the Property are satisfactory to Buyer. In addition, Buyer acknowledges that the Seller Parties have no duty to update, and will not update, this Addendum or the information contained in this Addendum (including, without limitation, any references to the websites or telephone numbers set forth in Paragraph 2.h. above).

5. THE BUYER PARTIES HEREBY RELEASE THE SELLER PARTIES FROM ANY AND ALL CLAIMS, DEMANDS, LOSSES, COSTS, INJURIES, OR DAMAGES, KNOWN OR UNKNOWN, THAT THE BUYER PARTIES MAY HAVE, AT ANY TIME, THAT ARE IN ANY WAY RELATED TO, CONNECTED WITH, OR THAT ARISE OUT OF, DIRECTLY OR INDIRECTLY, THE DISCLOSED MATTERS OR THEIR EFFECTS, PRESENT OR FUTURE, ON THE HEALTH OR SAFETY OF THE BUYER PARTIES OR ANY OTHER AREAS WITHIN OR AROUND THE PROPERTY. IT IS THE SPECIFIC INTENT OF THE BUYER PARTIES TO FULLY RELEASE AND DISCHARGE EACH AND ALL OF THE SELLER PARTIES FROM ANY AND ALL LIABILITY RELATED TO THE DISCLOSED MATTERS.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ, REVIEWED AND UNDERSTOOD THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATE SHOWN BELOW.

______________________	1/11/2024	______________________	________
Sales Rep:	Date	**Buyer:** Arrived Holdings, Inc	Date
	1/18/2024		
	Date		

EXHIBIT A TO ADDENDUM NO. 16

TYPICAL SYSTEM DETAIL

Crawl Space Foundation

1. Perforated pipe is laid on top of the soil and then a solid exhaust pipe is connected and run vertically through the entire house and through roof in accordance with municipal requirements.
2. 6 mill plastic is laid over the entire crawl space, including over the perforated pipe, and sealed to the foundation walls and around the solid vertical exhaust pipe, as well as any other penetrations (i.e., sump backet or mono post).
3. Electric box to make connection to an active soil depressurization fan is installed in the attic space.
4. Inline active soil depressurization fan will be installed and connected at the electrical box.

Basement or Post-Tension Slab Foundation

1. Perforated pipe is laid on top of the soil and then a solid exhaust pipe is connected and run vertically through the entire house and through roof in accordance with municipal requirements.
2. The perforated pipe is backfilled with 8 inches of pea gravel.
3. 6 mill plastic is laid over the entire basement, including over the perforated pipe and pea gravel.
4. Concrete floor is poured over the plastic.
5. All concrete floor penetrations and the perimeter/control joints are sealed with caulk.
6. Electric box to make connection to an active soil depressurization fan is installed in the attic space.
7. Inline active soil depressurization fan will be installed and connected at the electrical box.

ADDENDUM NO. 19 TO HOME PURCHASE CONTRACT

HOME ENERGY RATING AND ENERGY OPTIONS DISCLOSURE

Dated <u>January 11, 2024</u>

(Original Contract Date)

Between <u>Arrived Holdings, Inc</u> ("Buyer")

IF AND TO THE EXTENT THAT THIS ADDENDUM CONFLICTS WITH ANY OTHER PART OF THE PURCHASE CONTRACT ("CONTRACT"), THEN THIS ADDENDUM SHALL GOVERN. ALL TERMS AND PROVISIONS SET FORTH IN THE CONTRACT SHALL HAVE THE SAME MEANING HEREIN, UNLESS OTHERWISE SPECIFICALLY PROVIDED TO THE CONTRARY.

BUYER AND SELLER UNDERSTAND, ACKNOWLEDGE AND AGREE:

This Home Energy Rating and Energy Options Disclosure ("**Disclosure**") is given to Buyer as part of the Home Purchase Contract ("**Contract**") executed between Buyer and Seller for purchase of the Property.

<u>1.</u> **<u>Solar Power Options</u>:** Buyer acknowledges that the three options below are available to Buyer depending on the stage of construction of the Home at the time of entering into the Contract:

a. If installation of the electrical system in the Home has not yet commenced, Buyer may, at its option and expense, select to have the Home's electrical system include a conduit to allow ease of future installation of the necessary wiring or plumbing for a solar photovoltaic system. This selection shall be mandatory in any municipality where such conduit is required by local law or code.

b. If a building permit for the Home has not yet been obtained, Buyer may, at its option and expense, select a residential photovoltaic solar generation system.

c. If a building permit for the Home has not yet been obtained, Buyer may, at its option and expense, select upgrades of wiring or plumbing, or both, as planned by Seller, to accommodate future installation of a residential photovoltaic solar generation system.

If Buyer selects option b or c above, pricing and availability of such a system or upgrades for a future system will vary depending on the specific house plan, elevation, lot location and configuration, orientation of the Home on the Lot, orientation of the Property itself, roof lines and surface area, exposures, and other factors. In addition to the cost of the system and installation, Buyer will be responsible for all design and construction change costs associated with the system and upgrades, as applicable. Buyer will promptly meet with Seller's HVAC and solar contractor to determine pricing, availability, and timing, after which the Contract shall be amended to include Buyer's selections and the related pricing.

All solar system inclusions which may be installed by Seller are based on technology available at the time of installation, and such inclusions may not support all photovoltaic systems or solar thermal systems installed at a future date. Buyer acknowledges and agrees that Seller shall not be liable for any additional upgrades, retrofits, or other alterations to the Home or the Property that may be necessary to accommodate a solar photovoltaic system or solar thermal system installed at a future date. Buyer acknowledges that Seller has not made and does not make any representations or warranties regarding, and to the fullest extent permitted by law Buyer hereby waives and releases Seller from all claims related to: the suitability of the Home or the Property for installation of a solar photovoltaic system or solar thermal system, including, without limitation, the suitability of the roof on the Home or other aspects of the Home for installation of solar photovoltaic panels or other equipment, whether such systems are allowed pursuant to current or future federal, state, local or owners association laws, rules or regulations, whether the orientation of the Home on the Lot or the orientation of the Property itself are suitable for generation of solar power, or whether existing or future vegetation, land features, signs, structures, or other impediments may affect the amount of sunlight which would reach the Home. All waivers, releases, limitations and other provisions of this Section shall survive Closing.

<u>2.</u> **<u>Electric Vehicle Charging Receptacle Option:</u>** If installation of the electrical system in the Home has not yet commenced at the time of entering into the Contract, Buyer may, at its option and expense, select to have the Home's electrical system include a 240-volt alternating current plug-in receptacle in the garage. Buyer acknowledges that the plug-in receptacle may not support all types of electric or hybrid motor vehicles or electric vehicle charging systems or systems installed in the future, that Seller is not liable for any additional upgrades, retrofits, or other alterations to the Home necessary to accommodate an electric vehicle charging system installed in the future, that Seller has not made and does not make any representations or warranties regarding, and to the fullest extent permitted by law Buyer hereby waives and releases Seller from all claims related to, the use, non-use, or incompatibility of the plug-in receptacle with any vehicle.

3. **Electric Heating System Option:** If a building permit for the Home has not yet been obtained, Buyer may, at its option and expense, select to have the Home include an electrical heating system, including an electric water heater or electric furnace or heat-pump system. If Buyer selects this option, pricing and availability of such a system will vary depending on the specific house plan, elevation, lot location and configuration, orientation of the Home on the Lot, orientation of the Property itself, exposures, local building codes, and other factors. In addition to the cost of the system and installation, Buyer will be responsible for all design and construction change costs associated with the system. Buyer will promptly meet with Seller's HVAC contractor to determine pricing, availability, and timing, after which the Contract shall be amended to include Buyer's selections and the related pricing.

4. **Home Energy Rating System ("HERS") Index:**

Buyer has been provided, or will be provided when available, a Home Energy Rating System ("**HERS**") Index for the Home or the floor plan of the Home.

The HERS Index® is a registered trademark of the Residential Energy Services Network ("**RESNET**"), a 501(c)(3) non-profit organization formed in 1995 to develop and maintain national standards for evaluating building energy and resource energy performance. The HERS Index allows Buyers to compare the relative energy efficiency of different homes. The HERS Index home energy rating is determined by an independent RESNET-certified home energy rater ("**Rater**"). The lower a home's score, the more energy efficient it is in comparison to the HERS reference home. For every one-point decrease in the HERS Index score, there is a corresponding one percent (1%) reduction in energy consumption as compared to a home with a HERS Index of 100. Using RESNET'S energy efficiency software, the Rater determines a home's energy rating by analyzing the home's construction plans and performing onsite inspections; the HERS rating provided by Seller is not an "as-built" rating.

Buyer hereby acknowledges and agrees that the HERS Index score for the Home, and the estimated energy costs, if any, are estimates only and are based upon the average energy performance for specified home categories as determined by HERS. Seller does not warrant or guarantee that the Home as built or as used by its occupants will achieve the stated HERS Index score or that the amount of energy costs shown is accurate or will be achieved. Seller does not represent that all homes sold by Seller have been individually rated. Any energy rating score may or may not factor in all options and/or upgrades available to be installed in the home. As a home and its equipment ages, the HERS rating for that home will change, as a home can become less energy efficient over time. Seller does not warrant or guarantee the monthly or annual utility bills for the Property. The estimated monthly energy costs, if any, were calculated by dividing the estimated annual energy costs (as determined by the Rater) by 12 months. The actual amount of energy costs will vary from month-to-month and may vary significantly due to many factors including, but not limited to, the number of individuals living in the Home, energy conservation practices, utility rates and fees, the directional siting of the Home, maintenance of the Property, use of appliances, options and upgrades installed by Seller and other modifications to the Property, indoor temperature preferences and the weather. Buyer is advised that newer energy efficiency building codes have been adopted in some states so that newly-constructed homes in those states will usually achieve a HERS Index score lower than 100 and thus be more energy efficient than the HERS-referenced "standard new home."

Buyer acknowledges that Seller has no duty to update and will not update this Disclosure or the information covered in this Disclosure.

For more information regarding RESNET and the HERS Index, you are encouraged to review the information on RESNET'S website, www.resnet.us. Seller has no business interest in RESNET or any Rater. Seller reserves the right to modify or vary features or components which are constructed in accordance with applicable laws.

By signing below, you are acknowledging that you have read, reviewed and approved the contents of this HERS Index Disclosure.

______________________	1/11/2024	______________	________
Sales Rep:	Date	dings, Inc	Date

______________________	1/18/2024
	Date

Closing Disclosure Contact Information

Below is information intended to assist interested parties with the completion of the Closing Disclosure.

GENERAL INFORMATION

Buyer(s):
Subdivision:
Lot Address:
Lot/Block: . **Builder Key:**
Total Price: $450,000.00 **Ratify Date:**

REAL ESTATE BROKER INFORMATION (BUYER)

Company Name:
Company Address:

Broker Officer:
Broker Officer License: **Officer Email:**
Agent Name:
Agent License:
Agent Email:
Agent Cell:
Agent Work:
Agent Fax:

REAL ESTATE BROKER INFORMATION (SELLER)

Company Name:
Company Address:

Company License: ____
Agent Name:
Agent License:
Agent Email:
Agent Cell:
Agent Work:

SELLER INFORMATION

Name:
Address:

SETTLEMENT AGENT INFORMATION

Company Name:
Company Address:

Agent Name:
Agent Email:
Agent Cell:
Agent Work:
Agent Fax:

Notice of Collection and Sharing of Personal Information

This Notice of Collection and Sharing of Personal Information describes the Personal Information we collect, how we use it, and with whom we share it. Personal Information is any information from or about an identified or identifiable person and does not include aggregate or anonymous information. We collect Personal Information from our customers, prospective customers, and vendors. You can learn more about privacy, how we protect your Personal Information and your privacy choices in our Privacy Policy, available at

Personal Information We Receive and How We Use It:

When you interact with us, such as by purchasing a home, we collect the following Personal Information and use it for the following purposes:

- **Contact Information**: We collect contact information such as your name, address, email address, and phone number. We use this Personal Information to: (1) complete transactions into which you have entered, such as completing your home sale, installing equipment or fulfilling the terms of your home warranty; (2) communicate with you, or permit third parties to communicate with you, including about products and services that may be of interest to you; (3) improve our products and services; and (4) comply with applicable law. At times, we may share this Personal Information with our third-party service providers, affiliates, or other third parties to fulfill these purposes.
- **Legally Protected Characteristics and Sensitive Personal Information**: Depending on the nature of our interaction with you, we may collect certain Personal Information related to legally protected characteristics, such as your age or disability. We maintain this information to comply with certain legal obligations or complete transactions you have requested. Some of this information also may be considered sensitive Personal Information under applicable law. We use sensitive Personal Information only to comply with certain legal obligations or complete transactions you have requested. At times, we may share this Personal Information with our third-party service providers, our affiliates, or other third parties to fulfill these purposes.
- **Professional, Educational or Employment-Related Information**: We may collect certain professional, educational or employment-related information about you, as part of our transactions with you. We only use this information for the specific purposes described when it is collected or as required by law. At times, we may share this information with our third-party service providers, our affiliates, or other third parties to fulfill these purposes.

Your Privacy Choices:

Depending on where you live, your privacy choices may include the rights to request that we do not sell or share your Personal Information, do not use your Personal Information for targeted advertising, delete your Personal Information, correct your Personal Information, access certain Personal Information, and obtain your Personal Information in a portable format. For more information on your privacy choices and how to exercise them, please visit

Retention of Personal Information:

We retain Personal Information for as long as it is reasonably needed to fulfill the above-mentioned purposes and will not further process the data in a way that is incompatible with these purposes.

BUYER(S):

_________________________________ 1/12/2024
Buyer: Arrived Holdings, Inc Date

PRODUCT DISCLAIMER

Buyer(s): **Arrived Holdings, Inc**
Effective Date of Agreement: **01/11/2024**
Property Address:
Lot/Block/Filing:
Subdivision:

The following information is intended to inform the Buyer of inherent characteristics associated with the products to be installed by Seller.

DRYWALL

Drywall is a product which, when installed, is joined together by means of drywall tape and joint compound. Under certain lighting conditions, the type and angle of surface illumination (both natural and artificial) may reveal minor surface imperfections. This may cause some visibility of the drywall seams. These surface imperfections are not considered defects.

INTERIOR TRIM

Interior trim, depending on the floor plan will include; baseboards, door trim and railings. All doors, trim and window sills/knee walls if applicable will be painted white.

CABINETS

The cabinet samples represent a product of nature. Natural wood will vary in hues, grain patterns, density, color and other natural characteristics as well as the way the wood accepts the stain. These variations are not considered a defect. You may experience more color variation in a natural color of wood. Mineral stains are a common characteristic and cannot be eliminated. The wood species you select will be affected by environmental factors such as natural and artificial lighting. Darkening or mellowing of the wood can be expected and is a natural process of wood as it ages. Please note that the cabinets installed in your home may vary from the same cabinet in our showroom or a model due to this natural aging process. Hickory wood will have the most dramatic color variations. Cabinet and end panels are made of a laminate material as opposed to natural wood and may differ in color and grain variation from the wood cabinets.
**** Product warranty does not cover any of the above-mentioned conditions. ****

LAMINATES

Counter top laminate can scratch and burn. They should not be used to cut on nor have hot items placed on them. Laminate counter tops will have seams and the standard edges may be waterfall or straight, depending upon floor plan and cabinet layout.

NATURAL STONE SLAB

Natural stone samples may vary from what is installed in your home due to natural variations of the product. Due to the variable sizes of slabs and kitchen layouts, seam placement will be at the discretion of the Seller. Because of these variables, the same home plan could have a different number of seams and different seam locations. Variation in color will appear at the seam locations. Within the color of stone, shade variations and veining will vary from one area to another within the same slab. After the slab is cut to the individual pieces of the counter top, these variations will appear at the seam locations. Surface pitting, spalling, and fissures are natural characteristics of all varieties of stone. These surface characteristics of natural stone are industry standards for a product that is quarried from the earth and not manufactured. Due to a variety of minerals and different degrees of minerals, voids, lines of separation, and structural flaws, slabs may require multiple repairs throughout the process from quarry to the final installation. Standard industry practices include the use of reinforcing materials, liners, resins, cements, and fillers to address minor flaws to yield a finished product. Although heat-resistant, natural stone products can be damaged by sudden and extreme temperature changes. Natural stone is susceptible to staining by oily or greasy substances as well as anything that is highly acidic. Precautions to protect the work area from spills and other food preparation residue are recommended to minimize possible staining. It is recommended to periodically apply sealant to help protect the stone and maintain its beauty.

QUARTZ

Quartz is a man-made surface constructed from natural products and therefore may contain slight variations from slab to slab. Due to the variable sizes of slabs, seam placement will be at the discretion of the Seller. Because of these variables, the same home plan could have a different number of seams and different seam locations. Variations in color or shade may appear at the seam locations. Quartz is low maintenance. The product is highly resistant to scratching; however, avoid using sharp objects on the surface. The product is stain-resistant and does not require sealing but is not 100% impervious to stains. Although heat resistant, quartz can be damaged by sudden and extreme temperature changes.

CORIAN®

Over time and due to regular care and use, your Corian® will acquire a patina, changing the appearance of the finish. Corian® may chip or dent if they are hit with a heavy object. You may be able to restore minor surface damages by following the resurfacing guidelines.

PIEDRAFINA

Piedrafina is manufactured marble. Piedrafina requires regular sealing. The thickness of Piedrafina countertops is 1.5 cm thick and is only available with an eased edge. It is important to use a neutral PH cleaner as other types of cleaners may damage the surface. The marble in the material can be etched if acidic liquids are left on the counter top.

COUNTERTOP BACKSPLASHES AND DECO LISTELLES/TILES

Standard countertop backsplashes may vary in size from 3" to 4" depending on the room and material used. Decorative backsplashes may be available as an upgrade. The design and layout will vary depending on the backsplash selected and the cabinet configuration. If you have selected an upgraded backsplash that includes a deco listelles or tile, be aware that we have no control over where they will fall in relation to outlets and switches. There is a possibility that the outlet and/or switch may cut into the listelles/tile or make it necessary to skip over a deco tile. Mesh mount listelles on backsplashes and wall tiles will vary in thickness and may not line-up exactly. Due to them being pre-mounted we have no control over how the material is mounted therefore this issue is not a warranty item.

CERAMIC/PORCELAIN TILE

Ceramic and porcelain tile are man-made products that can and will vary in uniformity and color. Samples that are shown will not be an exact match to what is installed. No two pieces of tile will be exactly alike. Please be aware that glazed ceramic and porcelain tile edges may not match the face color of the tile. During the firing process glazing can drip over edges creating inconsistencies within the same tile at the edges. A variance in shading between field and trim tile is common and should be expected. These materials are manufactured separately and may not be an exact match.

TILE LIPPAGE

Tile lippage is the variation of height in adjoining tiles. Lippage is caused by a slight warpage of porcelain and ceramic tiles. This warping is not a defect in the material; it is the result of the manufacturing process and should be expected. When tiles are used in a different pattern, lippage will occur. When lippage occurs, you can feel the height difference in adjoining tiles. In addition, you might be able to see a height difference. This is applicable to both floor and wall applications.

GROUT AND GROUT JOINTS

Grout is a masonry product that may vary in color. No two batches of grout will be an exact match. Expect differences in shading when repair work is required. Grout will stain. Sealing grout will provide temporary resistance to staining and is considered a maintenance procedure. Sealers may cause changes in grout color and if applied immediately following installation may trap damaging moisture in grout joints and prevent proper curing. Therefore, Seller does not seal grout. In our region, grout will crack from normal settling and movement. Grout cracks will eventually appear and will require repair. This is a maintenance item and not a warrantable item.

TILE ACCENT MATERIAL

Listelle, accent and mesh-mount materials will vary in thickness depending on the materials selected. When installed next to field tile, thickness variance will occur. Accent materials can be thicker or thinner than adjacent materials. Seller cannot guarantee these materials will on a continuous plane. If a mesh-mounted accent material has been selected, please be aware that it may appear as though some of the accent material is installed out of square or uneven. Mesh-mounted material is attached by the manufacturer making it impossible to make all the mosaic pieces line up perfectly. As such, some pieces may appear to be misaligned after installation. If listelle or deco pieces have been selected to be used in your backsplash, please be aware that Seller has no control over where they will fall in relation to the electrical outlets and switches. It is likely that the outlet and/or switch may alter the design of your backsplash.

FLOOR TRANSITIONS

Due to the thickness variance between different floor surfaces you can expect flooring to install at different finished heights. The transition between these materials will be noticeable, are expected, and will vary depending on the products installed.

HARDWOOD SURFACES

Wood floors are a natural product and should be expected to have variation from board to board in grain and color. Colorado's climate conditions are much drier than most areas in the United States. All wood flooring reacts to variations in temperature, moisture, and humidity. With these changes you may experience expansion and contraction in the flooring that may cause slight separation or peaking in between the wood planks. This is normal, not considered a defect, and is not a warrantable item. Hardwood floors will scratch and dent with normal daily use. Pet's nails, high heels, and any sharp pointed objects will scratch and mark wood floors and resulting damage to the surface is not a warrantable item. You can expect scratches, dents, dust, foot traffic, and surface damage to occur. These items will be more visible in dark colors. Some styles like distressed, hand scraped, or wire brushed have open grains that can catch debris and may be difficult to clean. Use caution when moving appliances or furniture on your wood floors. Transition strips and trim pieces are made to coordinate with wood flooring and will not match exactly. Inspections of wood floors are done from a standing position.

HARDWOOD COLORING

Please be aware that hardwood is a natural product and can change color over time. Factors that will impact hardwood coloring include exposure to sunlight, area rugs, and furniture placement. These areas can "amber" wood floors and will cause areas covered to adjust in color at a different rate than those areas that remain exposed.

ENGINEERED HARDWOOD FLOORS

Engineered hardwood floors are constructed using multiple layers with a wood veneer. Because of this construction type, engineered hardwood flooring is less likely to expand and contract than solid wood. Engineered hardwood floors are manufactured with a durable factory finish and it is not recommended to refinish these floors.

LAMINATE WOOD FLOORING

Laminate flooring is a floating floor installation which is not glued, nailed, or otherwise fastened to the subfloor or walls. This type of installation allows the planks to expand and contract as temperature and other conditions change. Laminate flooring gain their strength from locking to the other planks in the floor. Laminate flooring will have "give" or "bounce" under normal footsteps and are susceptible to movement through environmental factors such as temperature and humidity. Movement, separation, creaking, and popping sounds are normal and to be expected. While durable, laminate flooring can still dent and scratch. Use caution when moving appliances or furniture on your laminate flooring.

LUXURY VINYL PLANK (LVP)

LVP is a water-resistant product that is resilient. Although durable, LVP can still be dented and scratched. LVP flooring is a floating floor installation which is not glued, nailed, or otherwise fastened to the subfloor or walls. This type of installation allows the planks to expand and contract as temperature and other conditions change. Floating floors will have "give" or "bounce" under normal footsteps.

SHEET VINYL

The vinyl samples shown may vary from what is installed in your home. Color, texture, shading, and design variations are to be expected. Vinyl resilient flooring products are susceptible to various forms of surface damage and discoloration when not properly Maintained. Yellow discolorations may occur when some vinyls are exposed to asphalt, tar, oil, or driveway sealers from foot traffic. Discoloration may also be a result of exposure to direct sun or other sources of excessive heat. Rubber-backed mats and some household products may also cause yellowing. Seams may be visible in vinyl depending on the layout of the area.

LIGHT FIXTURE PACKAGES

Light fixture packages include an Entry/Foyer, Master Bath, Secondary Baths & Powder Bath (if applicable), Hallway fixtures (where applicable), Dining Room and/or Nook. **NOTE**: Some floor plans do not have a Nook and therefore will not include a Nook light fixture. Deletions will not be permitted. Any additional baths, such as an upgraded guest suite w/bath option, will not be included in the package pricing but must be upgraded for an additional "add a bath" charge. Bath lighting sizes may vary depending upon plan, size of bath, and/or vanity size.

CARPET

Carpet samples are intended to indicate the color and weight of a given material. They are subject to slight variations in dye-lot and texture. Carpet seams may be visible and seams will be more prominent in some materials than others. Incidental light and a slight mounding effect known as peaking may contribute to the visibility of a seam. Some carpets will be more resistant to soiling than others, but no carpet is stain-proof. Light colors may prove to be more difficult to maintain even with built-in stain protection. Performance will vary depending on the characteristics of the individual carpet. Some styles of carpet will be more likely to show wear patterns in high traffic areas.

CARPET PAD

High-density carpet pad cushion will improve the performance of your carpet. Rebond pads are subject to slight variations in density due to the nature of the manufacturing process.

I/we have reviewed and fully understand the above disclaimers. I/we recognize the potential for natural product variation and the need to allow for tolerance levels within industry standards. I/we acknowledge that the items included on the disclaimer are not considered defects and are not covered under warranty. I/we acknowledge that any product sample may vary in color and may not be an exact match.

______________________________ ________

Buyer: Arrived Holdings, Inc Date

ADDENDUM NO. 2-A TO HOME PURCHASE CONTRACT

NEWLY CONSTRUCTED RESIDENCE METROPOLITAN DISTRICT DISCLOSURE

Northridge Estates Metropolitan District No. 3

dated January 11, 2024
(Original Contract Date)

Between Arrived Holdings, Inc ("Buyer")

Communitv: |

THIS NEWLY CONSTRUCTED RESIDENCE METROPOLITAN DISTRICT DISCLOSURE ADDENDUM TO HOME PURCHASE CONTRACT (this "**Addendum**") is entered into by and between Seller and Buyer to modify and supplement and constitute a part of that certain Home Purchase Contract (the "**Contract**") entered into between Buyer and Seller prior to or concurrently herewith, which relates to the purchase by Buyer of the Property referenced above and more particularly described in the Contract. Capitalized terms used and not otherwise defined in this Addendum shall have the meaning given such terms in the Contract. In the event of any conflict between this Addendum and any other portion of the Contract, the provisions of this Addendum shall control.

1. Buyer Acknowledgement. By signing this Addendum, Buyer acknowledges that Buyer has received and has had the opportunity to read the entire Addendum, prior to or concurrently with the Contract. The disclosures made in this Addendum are in addition to any other disclosures made to Buyer in any other part of the Contract, pursuant to applicable law, and/or otherwise in writing with respect to the Community and/or Property, and all of such other disclosures are hereby incorporated in this Addendum as if fully set forth herein.

2. Receipt of Documents and Information. Buyer hereby acknowledges receipt of the following documents, or links to relevant documents, in compliance with C.R.S. 38-35.7-110:

(i) Paper or electronic copy of the most recently filed Northridge Estates Metropolitan District No. 3 Transparency Notice pursuant to C.R.S. 32-1-809.

(ii) Paper or electronic copy of the Consolidated Service Plan for Northridge Estates Metropolitan District No. 1, Northridge Estates Metropolitan District No. 2 and Northridge Estates Metropolitan District No. 3 Service Plan or Statement of Purpose, and any amendments thereto, as filed with the Division of Local Government in the Department of Local Affairs pursuant to C.R.S. 38-35.7-110(2)(b).

(iii) Copy of the most current County Assessor's Property Tax Certificate.

BY SIGNING BELOW, BUYER ACKNOWLEDGES THAT BUYER HAS RECEIVED ALL OF THE ABOVE DOCUMENTS AND HAD THE OPPORTUNITY TO READ THEM PRIOR TO EXECUTING THE CONTRACT.

3. Disclosures Relating to Northridge Estates Metropolitan District No. 3 (the "Metro District"). The Property lies within the boundaries of the Metro District, and [Seller] makes the following disclosures with respect to the Metro District:

(i) Debt Authority of the Metro District. Pursuant to its service plan, the Metro District has authority to issue up to $11,500,000 dollars of debt and, such debt may be repaid through ad valorem property taxes, from a debt service mill levy on all taxable property of the Metro District, or any other legally available revenues of the Metro District.

(ii) Debt Service Mill Levy Cap. The maximum debt service mill levy the Metro District is permitted to impose under its service plan is 60.000 mills (the "Debt Service Mill Levy Cap") The Debt Service Mill Levy Cap may be adjusted due to changes in the constitutional or statutory method or assessing property tax, or in changes to the assessment ratio, or due to changes by amendment to the service plan, or by changes due to voter authorizations.

(iii) Metro District Authority to Impose Additional Mill Levy for General Operating Expenses. The Metro District service plan provides an aggregate mill levy cap that includes both the OE Mill Levy and the debt service mill levy combined; the Metro District's aggregate mill levy cap, as set forth in its service plan is 60.000.

(iv) Reliance on Additional Sources of Revenue; Current Rate Schedules. The Metro District may also rely upon various other revenue sources authorized by law to offset its expenses of capital construction and general operating expenses. Pursuant to Colorado law, the Metro District may impose fees, rates, tolls, penalties, or other charges as provided in Title 32 of the Colorado Revised Statutes. The Current fee schedule, if applicable, can be obtained from the Metro District upon request.

4. Disclosure of Estimated Property Taxes Levied by the Metro District. Pursuant to C.R.S. 38-35.7-110(2)(d), Seller hereby provides, and Buyer acknowledges receipt of, the following information relating to certain estimated property taxes for the Property. All information regarding fees and assessments is based upon information provided by the appropriate governmental and quasi-governmental authorities and should be independently verified by Buyer.

Initials ________ 1/12/2024
Buyer Date

(i) The following is a formula by which the Buyer may estimate the property taxes on the Property for the current year: [AV x M x 0.001] = Estimated District Tax Due

V (Actual Value of the property, as represented by the Purchase Price in this Contract) = **$450,000.00**

R (Residential Assessment Ratio) = 6.95%

AV (Assessed Value) = [V x R]

M (Mill Levy, including debt service mill levy and OE Mill Levy) = 60.000 mills- this amount is subject to change for 2024 following the January 10, 2024 deadline for mill levy certification

THIS ESTIMATE ONLY PROVIDES AN ILLUSTRATION OF THE AMOUNT OF THE NEW PROPERTY TAXES THAT MAY BE DUE AND OWING AFTER THE PROPERTY HAS BEEN REASSESSED AND, IN SOME INSTANCES, RECLASSIFIED AS RESIDENTIAL PROPERTY. THIS ESTIMATE IS NOT A STATEMENT OF THE ACTUAL AND FUTURE TAXES THAT MAY BE DUE. FIRST YEAR PROPERTY TAXES MAY BE BASED ON THE PREVIOUS YEAR'S TAX CLASSIFICATION, WHICH MAY NOT INCLUDE THE FULL VALUE OF THE PROPERTY AND, CONSEQUENTLY, TAXES MAY BE HIGHER IN SUBSEQUENT YEARS. A SELLER HAS COMPLIED WITH THIS DISCLOSURE STATEMENT AS LONG AS THE DISCLOSURE IS BASED UPON A GOOD-FAITH EFFORT TO PROVIDE ACCURATE ESTIMATES AND INFORMATION.

BUYER'S ACKNOWLEDGEMENT OF RECEIPT OF NEWLY CONSTRUCTED RESIDENCE METROPOLITAN DISTRICT DISCLOSURE ADDENDUM: I/We acknowledge that I/we have received and had the opportunity to read this Addendum. I/We also realize that it contains important information regarding the Metro District and property taxes that may be assessed on the Property and I/we have familiarized myself/ourselves with its contents.

THIS IS A LEGALLY BINDING DOCUMENT, READ IT CAREFULLY BEFORE SIGNING.

______________________	1/11/2024	______________________	___
Sales Rep:	Date	**Buyer:** Arrived Holdings, Inc	Date

______________ ________
Date

Initials ________ 1/12/2024
Buyer Date

ADDENDUM NO. 12 TO HOME PURCHASE CONTRACT

Investment Property

dated January 11, 2024

(Original Contract Date)

Between Arrived Holdings, Inc("Buyer")

IF AND TO THE EXTENT THAT THIS ADDENDUM CONFLICTS WITH ANY OTHER PART OF THE PURCHASE CONTRACT ("CONTRACT"), THEN THIS ADDENDUM SHALL GOVERN. ALL DEFINED TERMS SET FORTH IN THE CONTRACT SHALL HAVE THE SAME MEANING HEREIN UNLESS OTHERWISE SPECIFICALLY PROVIDED TO THE CONTRARY.

BUYER AND SELLER UNDERSTAND, ACKNOWLEDGE AND AGREE THAT:

Pursuant to Section 13 of the Contract, Buyer hereby notifies Seller that Buyer will not be occupying the Property as Buyer's principal residence. Buyer is purchasing the Property as an investment property and delivers herewith an increased Earnest Deposit in the amount equal to five percent (5%) of the total Purchase Price. Buyer further waives any remaining contingencies to Closing. Hereafter, if Buyer cancels the Contract or fails to close for any reason other than Seller's default, Buyer's Earnest Deposit shall be forfeited by Buyer and retained by Seller as liquidated damages.

Except as specifically set forth herein, nothing in this Addendum shall alter Buyer's obligations under the Contract.

______________________________	1/11/2024	______________________________	1/12/2024
Sales Rep:	Date	**Buyer:** Arrived Holdings, Inc	Date

______________________________ 1/18/2024
Date

ADDENDUM NO. 4 TO HOME PURCHASE CONTRACT

BROKER'S COMMISSION AGREEMENT
PEAK PERFORMERS 2024

Dated: January 11, 2024
(Original Contract Date)

Between: Arrived Holdings, Inc ("Buyer")

IF AND TO THE EXTENT THAT THIS ADDENDUM CONFLICTS WITH ANY OTHER PART OF THE PURCHASE CONTRACT ("CONTRACT"), THEN THIS ADDENDUM SHALL GOVERN. ALL TERMS AND PROVISIONS SET FORTH IN THE CONTRACT SHALL HAVE THE SAME MEANING HEREIN, UNLESS OTHERWISE SPECIFICALLY PROVIDED TO THE CONTRARY.

BUYER AND SELLER UNDERSTAND, ACKNOWLEDGE AND AGREE THAT:

1. ☐ Buyer represents that Buyer has not been represented by any Broker or licensed agent ("Broker"), in relation to any aspect of the purchase of the of the Property and that no commission will be owed or paid to any Broker at any time related to the Closing of the Property.

OR

☒ Buyer represents that Buyer is represented by a Broker in relation to the purchase of the Property. As such Seller agrees to pay the undersigned Broker, at Closing, a real estate commission for Broker's involvement in the transaction that is the subject of the Contract by and between Seller and Buyer to purchase the Property. Buyer agrees to provide a copy of the written representation agreement between Buyer and Broker to Seller within seven (7) days after the Original Contract Date referenced above.

The amount of commission shall be 3.00% of the final sales price of the Property as stated on the Closing Disclosure or equivalent form.

A. Related to this Contract Seller is offering a Broker Bonus. Any additional earned bonus commission will be based on the PEAK PERFORMERS 2024 Promotion. Bonus Commissions are considered earned at the time of Closing and calculated based on the order in which the home closed.

(i) Buyer must have entered into the Contract between January 1, 2024 and December 31, 2024, and complete the Closing by closing escrow, as further described in the Contract, on the Property on or before December 31, 2024.

(ii) If Buyer fails to complete the Closing by closing escrow, as further described in the Contract, for any reason, on or before December 31, 2024. Broker shall only receive a 3% commission on the final sales price of the Property as stated on the Closing Disclosure or equivalent form upon completion of the Closing and shall not be entitled to the Broker Bonus.

A. Seller typically pays a commission ("Broker Commission") upon home Closing to licensed brokers who introduce buyers to Seller's communities. Such a commission may be paid in connection with your home purchase. In addition, Seller from time-to-time offers incentives programs ("Incentive Programs") to brokers, such as additional commissions for sales within a certain time period or for multiple sales within a certain time period. Incentive Programs, before or after the date you sign your contract, may be offered to your broker. If you want more information regarding Broker Commissions or Incentive Programs applicable to your home purchase, please notify Seller in writing.

B. In the event that Closing of the transaction described in the Contract does not occur for any reason, then the Broker shall not be entitled to the commission, or any portion thereof, and shall make no demand or claim therefore from the Seller, Seller's sales associate, or against any Earnest Deposits, Additional Deposits or other payments made by Buyer under the Contract.

C. Broker warrants that it is not receiving a commission from any other party to the Contract.

D. Broker acknowledges that he/she is acting as:

☒ Buyer's Broker

☐ Transaction Broker

THIS ADDENDUM SHALL NOT BE BINDING ON SELLER UNTIL EXECUTED BY SELLER'S AUTHORIZED REPRESENTATIVE.

______________________	1/11/2024	______________________	__ , __ , __
Sales Rep:	Date	**Buyer:** Arrived Holdings, Inc	Date

Initials ______ 1/12/2024
Buyer Date

Emily Matthews
______________________________ __________
Date

Broker / Agent Name:
Broker / Agent License Number:
Company Name:
Address:
Cell #:

DocuSigned by:

____ 1/11/2024
Broker Agent: Date

Initials ________ 1/12/2024
Buyer Date

ADDENDUM NO. 4-A TO HOME PURCHASE CONTRACT

Broker Commission Agreement - Seller Broker Disclosure

Dated: January 11, 2024
(Original Contract Date)

Between: Arrived Holdings, Inc ("Buyer")

IF AND TO THE EXTENT THAT THIS ADDENDUM CONFLICTS WITH ANY OTHER PART OF THE PURCHASE CONTRACT ("CONTRACT"), THEN THIS ADDENDUM SHALL GOVERN. ALL DEFINED TERMS SET FORTH IN THE CONTRACT SHALL HAVE THE SAME MEANING HEREIN, UNLESS OTHERWISE SPECIFICALLY PROVIDED TO THE CONTRARY.

BUYER AND SELLER UNDERSTAND, ACKNOWLEDGE AND AGREE THAT:

1. **There are different types of real estate brokerage relationships under Colorado law: Seller's Agent, Buyer's Agent, and Transaction Broker. A customer is a party who does not have a brokerage relationship because they have not retained a broker.**

   Seller is represented by a real estate brokerage and broker, D.R. Horton Realty, LLC and Jodi L. Bright or Shaunna Berrian (individually and collectively "Seller Broker"), who will perform the minimum services in relation to the sale of the Property that is the subject of the Contract. Seller Broker does not represent Buyer as a real estate broker in relation to the sale of the Property. Buyer shall not be vicariously liable for the acts of the real estate broker unless Buyer directs or ratifies such acts.

   At Closing Seller agrees to pay Seller Broker a real estate commission for Seller Broker's involvement in the transaction that is the subject of the Contract by and between Seller and Buyer to purchase the Property.

   The amount of commission shall be a $150.00 per home as otherwise agreed by Seller and Seller Broker.

   No commission shall be paid to Seller Broker on any lot premium, options, or upgrades.

1. **Seller typically pays a commission ("Broker Commission") upon home closing to licensed brokers who introduce buyers to Seller's communities. Such a commission may be paid in connection with your home purchase. In addition, Seller from time-to-time offers incentives programs ("Incentive Programs") to brokers, such as additional commissions for sales within a certain time period or for multiple sales within a certain time period. Incentive Programs, before or after the date you sign your contract, may be offered to your broker. If you want more information regarding Broker Commissions or Incentive Programs applicable to your home purchase, please notify Seller in writing. Unless you are notified otherwise, total Broker Commissions paid in connection with your home sale will not exceed eight percent (8%)/or some other percentage, if applicable, of your home sales price.**

2. **In the event that Closing of the transaction described in the Contract does not occur for any reason, then the Seller Broker shall not be entitled to the commission, or any portion thereof, and shall make no demand or claim therefore from the Seller, Seller's Sales Associate, or against any Earnest Deposits or other payments made by Buyer under the Contract.**

3. **Seller Broker has not measured the square footage of the residence. Seller Broker is providing information on square footage of the residence based on Seller's marketing materials. Square footage and dimensions so provided are approximate and are not for loan, valuation, or other purposes.**

4. **Seller Broker address:**

____________________________ __________
Buyer: Arrived Holdings, Inc Date

[illegible] ____________________________ __________
Date

Initials ________ 1/12/2024
Buyer Date

ADDENDUM NO. 3 TO PURCHASE CONTRACT

ADDITIONAL PROVISIONS
Red Tag Event January 6, 2024 through January 21, 2024

Dated **January 11, 2024**

(Original Contract Date)

Between Arrived Holdings, Inc ("Buyer")

THIS ADDENDUM ("Addendum") IS ATTACHED TO AND MADE A PART OF THAT CERTAIN HOME PURCHASE CONTRACT ("Contract") BETWEEN BUYER AND SELLER. IF AND TO THE EXTENT THAT THIS ADDENDUM CONFLICTS WITH ANY OTHER PART OF THE CONTRACT, THEN THIS ADDENDUM SHALL GOVERN. ALL TERMS AND PROVISIONS SET FORTH IN THE CONTRACT SHALL HAVE THE SAME MEANING HEREIN, UNLESS OTHERWISE SPECIFICALLY PROVIDED TO THE CONTRARY.

BUYER AND SELLER UNDERSTAND, ACKNOWLEDGE AND AGREE THAT:

1. Red Tag Event – The Property is included in Seller's January 6, 2024 through January 21, 2024 Red Tag Event sales promotion and as such the Purchase Price for the Property has been reduced for a limited time from its listing price, $479,900.00 ("Original Price") to its advertised Red Tag Event price, $469,900.00 ("Special Price").

2. Timing of Closing of Escrow – The Purchase Price for the Property, which is the Special Price as set forth in Change Order 0 of the Contract, is contingent upon Buyer Closing on the Property on or before April 30, 2024. If Buyer fails to close escrow on the Property on or before April 30, 2024, for any reason other than Seller's Default, the Purchase Price for the Property shall be the Original Price.

______________________	1/11/2024	______________________	________
Sales Rep:	Date	**Buyer:** Arrived Holdings, Inc	Date

______________________ ________
Date

Congratulations on your new D.R. Horton Smart Home! Your new home is equipped with technology that includes some or all of the following Internet-connected devices: a programmable thermostat; a door lock; a light switch; a touchscreen smart home control device; home security devices such as door and window contacts and motion detectors; a video doorbell; a garage door opener; and a smart speaker (collectively, "**Smart Home Technology**"), all of which are integrated by an automation platform hosted by Alarm.com. Other Smart Home Technology features may be offered for an additional charge. See your D.R. Horton sales representative for complete details on the Smart Home Technology included in your home.

Some or all of the Smart Home Technology may be installed *after closing*, by a third-party installer or manufacturer ("**Provider**"). At that time, the Provider may activate certain components of the Smart Home Technology, provide training to you on how to use the Smart Home Technology, and provide information to you regarding additional services or products available for purchase.

The Alarm.com home automation-only application (the "**App**") is included at no charge to you for 36 months following the close of escrow on your home. Thereafter, the App may be purchased directly from the Provider for a monthly fee or, if you have contracted with the Provider for security monitoring services, the App is included with such security-monitoring services.

In order to install and activate the Smart Home Technology and to provide you with training on how to use the Smart Home Technology and information regarding additional services or products available for purchase, D.R. Horton will provide your contact information to the Provider so the Provider can get in touch with you via telephone, email or U.S. mail to schedule an appointment. For the Smart Home Technology to work, you must obtain and pay for your own Internet service, and you may need to purchase compatible devices and maintain accounts with third parties for the services. The Provider will discuss these requirements with you prior to the appointment to ensure the installation and activation goes smoothly. D.R. Horton may receive compensation from the Provider if you purchase additional services or products from the Provider.

IMPORTANT INSTALLATION DEADLINE: You have *120 days* from the date you close escrow on your home (the "**Deadline**") to schedule an appointment with the Provider. If you schedule an appointment with the Provider after the Deadline, you will be required to pay the Provider's then-current labor and equipment costs to install and activate certain components of the Smart Home Technology and to train you on how to use the Smart Home Technology.

PRIVACY DISCLOSURE: In connection with your purchase of a home from we will collect certain personal information from you. To learn more about the categories of personal information we collect, and how we may use or share that personal information, please view our Privacy Policy on our website at as it may change from time to time.

COLLECTION OF INFORMATION BY DEVICES: The Smart Home Technology may collect information about you and your use of the device. This information is collected, used and analyzed by the third-party providers of the devices and the Alarm.com automation platform. Use of such information is governed by the terms, conditions, policies and practices of such third-party providers only. D.R. Horton recommends that you carefully review your agreements with, and other terms and conditions published by, these third-party providers, as well as additional information about the Smart Home Technology by visiting does not collect any information from these devices about you or your use of the devices.

I acknowledge and agree that D.R. Horton does not make any representations or warranties that any or all of the Smart Home Technology is secure, will meet any of my needs or will provide any level of physical or cyber security for my home or otherwise – even if the Smart Home Technology is working as intended.

Cell Phone #: 7038876608   Work Phone #: Home Phone #:

Email Address (primary):   Email Address (secondary):

My New Home – Address /Direct Mail:
Community/Subdivision Name:

Projected Closing Date: 01/31/2024

BUYER(S):

__________________________________ _________

Buyer: Arrived Holdings, Inc   Date

DocuSign

Certificate Of Completion

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Source Envelope:
Document Pages:
Certificate Pages:
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Time Zone: (UTC-06:00) Central Time (US & Canada)

Signatures:
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Status: Completed

Envelope Originator:

Record Tracking

Status: Original 1/11/2024 3:31:37 PM	Holder:	Location:

Signer Events

Signer Events	Signature	Timestamp
Security Level: .Email 1/12/2024 8:55:23 AM **Electronic Record and Signature Disclosure:** Accepted: ID:	Signature Adoption: Using IP Address: Signed using mobile	Sent: 1/11/2024 3:31:43 PM Resent: 1/11/2024 9:26:14 PM Viewed: 1/12/2024 8:55:30 AM Signed: 1/12/2024 8:58:00 AM
Security Level: .Email 1/11/2024 3:36:14 PM **Electronic Record and Signature Disclosure:** Accepted: 1/11/2024 3:36:21 PM ID:	Signature Adoption: Pre-selected Style Using IP Address: 174.50.220.29 Signed using mobile	Sent: 1/11/2024 3:31:43 PM Viewed: 1/11/2024 3:36:21 PM Signed: 1/11/2024 3:37:03 PM
Security Level: https:.PaperDocuments ID: 1/1 **Electronic Record and Signature Disclosure:** Accepted: 1/18/2024 11:05:13 AM ID:	Signature Adoption: Pre-selected Style Using IP Address:	Sent: 1/11/2024 3:31:43 PM Resent: 1/18/2024 11:05:00 AM Viewed: 1/18/2024 11:05:13 AM Signed: 1/18/2024 11:05:34 AM
Security Level: https:.PaperDocuments ID: 1/11/2024 7:32:15 AM **Electronic Record and Signature Disclosure:** Accepted: 1/11/2024 3:32:24 PM ID:	Signature Adoption: Pre-selected Style Using IP Address: 165.225.11.62	Sent: 1/11/2024 3:31:42 PM Viewed: 1/11/2024 3:32:24 PM Signed: 1/11/2024 3:33:10 PM

In Person Signer Events	Signature	Timestamp

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Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	1/11/2024 3:31:43 PM
Envelope Updated	Security Checked	1/11/2024 9:26:13 PM
Envelope Updated	Security Checked	1/18/2024 11:05:00 AM
Envelope Updated	Security Checked	1/18/2024 11:05:00 AM
Certified Delivered	Security Checked	1/11/2024 3:32:24 PM
Signing Complete	Security Checked	1/11/2024 3:33:10 PM
Completed	Security Checked	1/18/2024 11:05:34 AM

Payment Events	Status	Timestamps

Electronic Record and Signature Disclosure

CONSENT TO ELECTRONIC RECEIPT OF CONSUMER DISCLOSURES REGARDING YOUR HOME PURCHASE CONTRACT AND ELECTRONIC SIGNATURE OF YOUR HOME PURCHASE CONTRACT

D.R. Horton, America's Builder (hereinafter "we," "us" or the "Company") is required by law to provide you certain written notices and disclosures about your home purchase contract (collectively, "Disclosures"). Set forth below are the terms and conditions for providing Disclosures to you electronically. In addition, we provide you with the option of electronically executing, through the DocuSign, Inc. ("DocuSign") electronic signing system ("DocuSign System"), all documents comprising your home purchase contract including, but not limited to, the home purchase contract and related contract addenda, Disclosures, amendments and change orders (hereinafter referred to as "Your Contract"). The terms and conditions regarding such electronic signature are also set forth below.

Please read carefully and thoroughly the information below. If you can access this information electronically, to your satisfaction, and agree to receive Disclosures electronically and to execute Your Contract with us electronically through the DocuSign System, in accordance with these terms and conditions, please confirm your agreement by clicking the "I agree" button at the bottom of this document. If you do not agree, you will receive Disclosures in paper format, and you will be required to sign paper copies of Your Contract in ink. If Your Contract and Disclosures are provided to you in paper format, there will be no charge or expense to you. The terms and conditions set forth below and your agreement to these terms and conditions will apply to all transactions related to Your Contract conducted between you and the Company through the DocuSign System. **You are not required to receive or execute documents comprising Your Contract electronically.**

Right to Obtain Paper Copies

At any time, you may request from us a paper copy of Your Contract or Disclosures that we previously made available to you electronically. You will have the ability to download and print documents that we send to you through the DocuSign System during, and immediately after, a signing session and, if you elect to create a DocuSign signer account, you may access such documents for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you a paper copy of any such document, you may request a paper copy from us by following the procedure described below under "Procedure to Request Paper Copies of Your Contract and Disclosures Regarding Your Contract from the Company." We will not charge you any fees for one paper copy of any such requested document.

Right to Withdraw Your Consent

If you decide to receive Disclosures from us electronically and to execute Your Contract with us electronically through the DocuSign System, you may, at any time thereafter, change your mind and tell us that you now wish to receive Disclosures only in paper format and to execute Your Contract with an ink signature. How you must inform us of your decision to receive future Disclosures in paper format, execute Your Contract with an ink signature and withdraw your consent: (i) to receive Disclosures and (ii) to execute Your Contract electronically is described

below under "Procedure to Withdraw Your Consent to Receive Future Disclosures Regarding Your Contract in Electronic Format and Electronically Execute Your Contract."

Consequences of Changing Your Mind

If you elect to receive required Disclosures only in paper format and execute Your Contract with an ink signature, it will slow the speed at which we can complete certain steps in the home purchase transaction with you and deliver certain related services to you because we must send the required Disclosures and Your Contract to you in paper format, and then wait until we receive your acknowledgment of your receipt of such paper Disclosures and Your Contract, including any required signatures.

All Disclosures Regarding Your Contract Will Be Sent to You Electronically

Unless you tell us otherwise in accordance with the procedures described herein, all Disclosures and Your Contract will be provided to you electronically through the DocuSign System. To reduce the chance of you inadvertently not receiving a Disclosure or a document comprising Your Contract, we prefer to provide all required Disclosures and Your Contract documents to you by the same method (electronically or in paper format) and, if electronically, to one email address. Thus, you can receive all Disclosures and Your Contract electronically or in paper format via mail. If you do not agree to electronic receipt, please let us know as described below under "Procedure to Withdraw Your Consent to Receive Future Disclosures Regarding Your Contract in Electronic Format and Electronically Execute Your Contract." Please also see the paragraph immediately above that describes the consequences of electing not to receive Disclosures and Your Contract documents electronically.

Procedure to Contact the Company

You may send an email message, as described below, to support-edocs@drhorton.com: (i) to let us know of any changes as to how we may contact you electronically, (ii) to request paper copies of certain information from us, and (iii) to withdraw your prior consent to receive Disclosures and execute Your Contract electronically.

Procedure to Advise the Company of Your New Email Address

To let us know of a change in the email address where you wish to receive Disclosures and Your Contract electronically, you must send an email message to support-edocs@drhorton.com. In the body of such request, you must state: your previous email address and your new email address. We do not require any other information from you to change your email address.

In addition, you must notify DocuSign to arrange for your new email address to be reflected in your DocuSign account by following the process for changing an email address in the DocuSign System.

Procedure to Request Paper Copies of Your Contract and Disclosures Regarding Your Contract from the Company

To request delivery from us of a paper copy of any Disclosure previously provided to you electronically or any document comprising Your Contract that you executed electronically, you must send an email to and in the body of such request you must state your email address, full name, US Postal address, telephone number and property address for the home you are purchasing or have purchased.

Procedure to Withdraw Your Consent to Receive Future Disclosures Regarding Your Contract in Electronic Format and Electronically Execute Your Contract

To inform us that you no longer wish to receive future Disclosures in electronic format or that you have changed your mind regarding the use of the DocuSign System to execute Your Contract electronically, you must either:

i. decline to sign Your Contract within your DocuSign session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or

ii. send an email to and, in the body of such request, state your email address, full name, U.S. Postal address, telephone number and property address for the home you are purchasing or have purchased. We do not need any other information from you to withdraw your consent.

As a result of your consent withdrawal, you will no longer be able to use the DocuSign System to receive Disclosures electronically or to sign Your Contract electronically. Withdrawal of your consent will not, however, affect the legal validity and enforceability of any Disclosure that you previously received electronically or of any documents that comprise Your Contract that you previously executed electronically. Any withdrawal of your consent will be effective immediately. We will not charge you a fee for withdrawal of your consent.

Required* Hardware and Software

Operating Systems:	Windows® XP, Windows Vista®; Windows 7; Mac OS® X
Browsers:	Final release versions of Internet Explorer® 7.0 or above (Windows only); Mozilla Firefox 3.0 or above (Windows and Mac); Safari™ 3.0 or above (Mac only); Google Chrome 5.0 or above.
Mobile Signing:	Apple iOS 4.0 or above; Android 2.2 or above.
PDF Reader:	Acrobat® or similar software may be required to view and print PDF files
Screen Resolution:	1024 x 768 minimum
Enabled Security Settings:	Allow per session cookies

***These minimum requirements are subject to change. If these requirements change, you will be asked to re-accept the disclosure. Pre-release (e.g. beta) versions of operating systems and browsers are not supported.

Acknowledging Your Access and Consent to Receive Materials Regarding Your Contract Electronically and Execute Your Contract Electronically

To confirm to us that you can access this information electronically, which will be similar to other Disclosures and documents comprising Your Contract that we will provide to you, please verify, by clicking the "I agree" button below, that: (i) you were able to read this electronic disclosure and that you also were able to print this page on paper or electronically save it for your future reference and access or (ii) that you were able to email this disclosure to an address where you will be able to print it on paper or save it for your future reference and access. Further, if you consent to receiving Disclosures in electronic format and to execute Your Contract through the DocuSign System on the terms and conditions described above, please let us know by clicking the "I agree" button below.

By checking the "I agree" box, I confirm that:

- **I can access and read this electronic CONSENT TO ELECTRONIC RECEIPT OF CONSUMER DISCLOSURES REGARDING YOUR HOME PURCHASE CONTRACT AND ELECTRONIC SIGNATURE OF YOUR HOME PURCHASE CONTRACT; and**
- **I can print on paper the disclosure or save or send the disclosure to a place where I can print it, for future reference and access; and**
- **Until or unless I notify the Company as described above, I consent to receive and to execute through electronic means, all Disclosures and all Your Contract documents.**